                               PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 23, 1999

                                  BY AND AMONG

                          CHARTER COMMUNICATIONS, INC.,

                           CHARTER COMMUNICATIONS, LLC

                         RENAISSANCE MEDIA HOLDINGS LLC

                                       AND

                           RENAISSANCE MEDIA GROUP LLC



        CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION
        WITH A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406
           PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.






[Confidential Information Omitted and filed separately with the Securities and Exchange Commission] Represents Confidential portion which has been omitted and filed separately with the Securities and Exchange Commission.

                               PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 23, 1999


                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

SECTION 1  CERTAIN DEFINITIONS...............................................1
           1.1  Terms Defined in this Section................................1
           "Adjustment Time".................................................1
           "Affiliate".......................................................2
           "Assets"..........................................................2
           "Basic Subscriber"................................................2
           "Bulk Subscriber".................................................2
           "Cable Act".......................................................2
           "Charter's Disclosure Schedules"..................................2
           "Closing".........................................................3
           "Closing Date"....................................................3
           "Code"............................................................3
           "Consents"........................................................3
           "Contracts".......................................................3
           "Copyright Act"...................................................3
           "Credit Agreement"................................................3
           "Debt Documents"..................................................3
           "Employee Plan"...................................................3
           "Employment Agreements"...........................................4
           "Encumbrances"....................................................4
           "Enforceability Exceptions".......................................4
           "Environmental Claim".............................................4
           "Environmental Law"...............................................4
           "Equity Interests"................................................4
           "Equivalent Subscribers"..........................................5
           "ERISA"...........................................................5
           "ERISA Affiliate" ................................................5
           "Escrow Agent"....................................................5
           "Exchange Act"....................................................5
           "Excluded Assets".................................................5
           "FCC".............................................................5
           "FCC Regulations".................................................5
           "Franchise".......................................................5
           "Franchise Area"..................................................6
           "Franchising Authorities".........................................6
           "GAAP"............................................................6
           "Governmental Authority"..........................................6
           "Hazardous Substance".............................................6
           "Headquarters Employees"..........................................6
           "HSR Act".........................................................6

                                                                            Page

           "Indemnity Agreement".............................................7
           "Indenture".......................................................7
           "Indenture Closing Documents".....................................7
           "Intangibles".....................................................7
           "Knowledge".......................................................7
           "Legal Restrictions"..............................................7
           "Licenses"........................................................8
           "Loss"............................................................8
           "Material Contract"...............................................8
           "Material FCC Consent"............................................8
           "Material Lease"..................................................8
           "Organizational Documents"........................................8
           "Permitted Encumbrances"..........................................8
           "Person"..........................................................9
           "Pre-Closing Tax Period"..........................................9
           "Programming Agreement"...........................................9
           "Purchased Interests".............................................9
           "Rate Regulatory Matter"..........................................9
           "Real Property"...................................................9
           "Renaissance Capital"............................................10
           "Renaissance Companies"..........................................10
           "Renaissance's Disclosure Schedules".............................10
           "Renaissance Louisiana"..........................................10
           "Renaissance Media"..............................................10
           "Renaissance Tennessee"..........................................10
           "SEC"............................................................10
           "Securities Act".................................................10
           "Senior Debt"....................................................10
           "Senior Debt Amount".............................................10
           "Senior Discount Notes"..........................................10
           "Senior Discount Notes Accreted Value"...........................10
           "Subsidiary".....................................................11
           "Systems"........................................................11
           "Tangible Personal Property".....................................11
           "Tax"............................................................11
           "Tax Return".....................................................11
           "Transaction Documents"..........................................11
           "Upset Date".....................................................12
           1.2  Terms Defined Elsewhere in this Agreement...................12
           1.3  Rules of Construction.......................................13

SECTION 2  SALE AND PURCHASE OF PURCHASED INTERESTS; ASSUMPTION OF
           LIABILITIES; CASH CONSIDERATION..................................13
           2.1  Agreement to Sell and Buy Purchased Interests...............13

                                                                            Page


           2.2  Cash Consideration for Purchased Interests..................13
           2.3  Cash Consideration Adjustments..............................13
           2.4  Payments at Closing.........................................14
           2.5  Post-Closing Payment of Cash Consideration Adjustments......16

SECTION 3: REPRESENTATIONS AND WARRANTIES OF GROUP..........................17
           3.1      Organization and Authority. ............................18
           3.2      Authorization and Binding Obligation....................18
           3.3      Organization and Ownership of Renaissance Companies.....18
           3.4      Absence of Conflicting Agreements; Consents.............19
           3.5      Financial Statements....................................19
           3.6      Absence of Undisclosed Liabilities......................20
           3.7      Absence of Certain Changes..............................20
           3.8      Franchises, Licenses, Material Contracts................20
           3.9      Title to and Condition of Real Property and Tangible
                    Personal Property.......................................21
           3.10     Intangibles.............................................22
           3.11     Information Regarding the Systems.......................22
           3.12     Taxes...................................................23
           3.13     Employee Plans..........................................25
           3.14     Environmental Laws......................................26
           3.15     Claims and Litigation...................................27
           3.16     Compliance With Laws....................................27
           3.17     Transactions with Affiliates............................28
           3.18     Certain Fees............................................28
           3.19     Inventory...............................................28
           3.20     Overbuilds; Competition.................................28
           3.21     Disconnections..........................................29
           3.22     Year 2000...............................................29
           3.23     Budgets.................................................29
           3.24     Cure....................................................29

SECTION 4: REPRESENTATIONS AND WARRANTIES OF HOLDINGS.......................29
           4.1      Organization; Authorization and Binding Obligation......29
           4.2      Authorization and Binding Obligation....................29
           4.3      Absence of Conflicting Agreements; Consents.............30
           4.4      Title to Purchased Interests............................30
           4.5      Claims and Litigation...................................30
           4.6      Certain Fees............................................31
           4.7      Cure....................................................31

SECTION 5: REPRESENTATIONS AND WARRANTIES OF BUYER AND
           CHARTER..........................................................31
           5.1      Organization............................................31

                                                                            Page

           5.2      Authorization and Binding Obligation....................31
           5.3      Absence of Conflicting Agreements; Consents.............32
           5.4      Claims and Litigation...................................32
           5.5      Investment Purpose; Investment Company..................32
           5.6      Ownership of Buyer......................................33
           5.7      Certain Fees............................................33
           5.8      Availability of Funds...................................33
           5.9      Cure....................................................33

SECTION 6: SPECIAL COVENANTS AND AGREEMENTS.................................33
           6.1      Operation of Business Prior to Closing..................33
           6.2      Confidentiality; Press Release..........................36
           6.3      Cooperation; Commercially Reasonable Efforts............37
           6.4      Consents................................................37
           6.5      HSR Act Filing..........................................38
           6.6      Charter's Actions.......................................39
           6.7      Renaissance Debt Obligations............................39
           6.8      Retention and Access to the Renaissance Companies'
                    Records.................................................40
           6.9      Employee Matters........................................40
           6.10     Tax Matters.............................................41
           6.11     Renaissance Name........................................43
           6.12     No Recourse; Release of Claims..........................43
           6.13     Exculpation and Indemnification.........................44
           6.14     Rate Regulatory Matters.................................44
           6.15     Guaranty by Charter.....................................45
           6.16     Disclosure Schedules....................................46

SECTION 7: CONDITIONS TO OBLIGATIONS OF BUYER AND CHARTER...................46
           7.1      Conditions to Obligations of the Buyer and Charter......46
           7.2      Conditions to Obligations of Holdings...................47

SECTION 8: CLOSING AND CLOSING DELIVERIES...................................48
           8.1      Closing.................................................48
           8.2      Deliveries by Holdings..................................49
           8.3      Deliveries by Buyer and Charter.........................50

SECTION 9: TERMINATION......................................................51
           9.1      Agreement between Holdings and Buyer....................51
           9.2      Termination by Holdings.................................51
           9.3      Termination by Buyer....................................52
           9.4      Effect of Termination...................................52
           9.5      Attorneys' Fees.........................................53

                                                                            Page

SECTION 10:SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
           INDEMNIFICATION; CERTAIN REMEDIES................................53
           10.1     Survival................................................53
           10.2     Indemnification by Holdings.............................53
           10.3     Indemnification by Buyer and Charter....................54
           10.4     Indemnity Agreement.....................................54
           10.5     Certain Limitations on Indemnification Obligations......54
           10.6     Procedure for Indemnification...........................57
           10.7     Treatment of Indemnification Payments...................58

SECTION 11:MISCELLANEOUS....................................................58
           11.1     Fees and Expenses.......................................58
           11.2     Notices.................................................58
           11.3     Benefit and Binding Effect..............................59
           11.4     Further Assurances......................................60
           11.5     GOVERNING LAW...........................................60
           11.6     WAIVER OF JURY TRIAL....................................60
           11.7     SUBMISSION TO JURISDICTION; VENUE.......................60
           11.8     Severability............................................60
           11.9     Entire Agreement........................................61
           11.10    Amendments; Waiver of Compliance; Consents..............61
           11.11    Counterparts............................................61

Schedule            Description
--------            -----------

Schedule 1.1        Licenses

Schedule 1.1(a)     Buyer and Charter-Knowledge

Schedule 1.1(b)     Holdings and Group-Knowledge

Schedule 1.2        Headquarters Employees

Schedule 3.3        Organization and Ownership of the Renaissance
                    Companies

Schedule 3.4        Absence of Conflicting Agreements; Consents

Schedule 3.5        Financial Statements

Schedule 3.7        Absence of Certain Changes

Schedule 3.8        Franchises, Licenses, Material Contracts

Schedule 3.9 Title to and Condition of Real Property and Tangible Personal Property

Schedule 3.10       Intangibles

Schedule 3.11       Information Regarding the Systems

Schedule 3.12       Taxes

Schedule 3.13       Employee Plans

Schedule 3.14       Environmental Laws

Schedule 3.15       Claims and Litigation

Schedule 3.16       Compliance with Laws

Schedule 3.17       Transactions with Affiliates

Schedule 3.20       Overbuilds; Competition

Schedule 3.21       Disconnections

Schedule 3.23       Budgets

Schedule 4.3        Absence of Conflicting Agreements; Consents

Schedule 4.5        Claims and Litigation

Schedule 5.4        Claims and Litigation

Schedule 6.1        Operation of Business Prior to Closing

                                TABLE OF EXHIBITS



  Exhibit                     Description
  -------           ----------------------------------

Exhibit A           Student Subscribers

Exhibit B           Excluded Assets

Exhibit C           Form of Opinion of Counsel to Holdings and Group

Exhibit D           Form of Opinion of Counsel to Buyer and Charter

Exhibit E           Indemnity Agreement

Exhibit F           Adjustment Escrow Agreement

Exhibit G           Form of Opinion of Counsel to Holdings and Group
                    with respect to certain FCC Matters

                               PURCHASE AGREEMENT


     This PURCHASE AGREEMENT (this "Agreement") is dated as of February 23, 1999, by and among CHARTER COMMUNICATIONS, INC., a Delaware corporation ("Charter"), CHARTER COMMUNICATIONS, LLC, a Delaware limited liability company ("Buyer"), RENAISSANCE MEDIA HOLDINGS LLC, a Delaware limited liability company ("Holdings"), and RENAISSANCE MEDIA GROUP LLC, a Delaware limited liability company ("Group").

                                R E C I T A L S:

A. Holdings holds all the outstanding limited liability company interests in Group.

B. Buyer is an indirect majority-owned subsidiary of Charter.

C. Buyer desires to acquire from Holdings all of its limited liability company interests in Group.

D. The parties hereto desire to set forth the terms in accordance with which Buyer shall acquire all the limited liability company interests in Group held by Holdings for the consideration and on the terms and conditions set forth in this Agreement.

                              A G R E E M E N T S:

     In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

SECTION 1 CERTAIN DEFINITIONS.

     1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

     "Adjustment Escrow Agent" means the Escrow Agent named in the Adjustment Escrow Agreement.

     "Adjustment Escrow Agreement" means the Adjustment Escrow Agreement to be executed and delivered by Buyer, Charter, Holdings and the Adjustment Escrow Agent, substantially in the form of Exhibit F hereto.

     "Adjustment Time" means (A) with respect to the purchase and sale of the Purchased Interests and to Current Assets and Current Liabilities and other items that primarily relate to the Renaissance Companies as a whole, 11:59 p.m., New York time, on the Closing Date, and (B) with respect to Current Assets and Current Liabilities and other items that primarily relate to a particular System, 11:59 p.m. local time for that System, on the Closing Date.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person.

     "Assets" means all of the tangible and intangible assets that are owned, leased or held by the Renaissance Companies and that are used or held for use in connection with the conduct of the business or operations of the Systems, other than the Excluded Assets, and less any such Assets that are sold, transferred or otherwise conveyed by the Renaissance Companies to third Persons prior to the Closing in accordance with the provisions of this Agreement, provided that with respect to any assets that are leased by the Renaissance Companies or otherwise not owned by the Renaissance Companies, "Assets" includes only the interest, title and rights in such assets held by the Renaissance Companies.

     "Basic Subscriber" means, with respect to any System, as of any date of determination, any Subscriber to a System at the regular basic monthly subscription rate (including discounted rates offered in the ordinary course of business consistent with past practice) for at least broadcast basic cable service (either alone or in combination with any other service) for such System, who has rendered payment of one month's service and who has not more than Five Dollars ($5.00) more than two (2) months past due.

     "Bulk Subscriber" means, with respect to any System, as of any date of determination, any Subscriber, other than a Basic Subscriber, to at least broadcast basic cable service (either alone or in combination with any other service) for a System which is billed to such Subscriber on a bulk basis to bulk commercial accounts, such as hotels, motels, hospitals, apartment houses and similar multiple dwelling units or other commercial accounts and who has rendered payment for one month's service at such customer's regular basic monthly subscription rate for such service and who does not have more than $10.00 (excluding late charges and fees and amounts subject to a bona fide dispute) that is two months or more past due from the last day of the period to which any outstanding bill relates.

     "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Section 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

     "Charter's Disclosure Schedules" means the Disclosure Schedules referred to in Section 5 of this Agreement and attached to this Agreement.

     "Charter Parties" means Charter and Buyer, collectively.

     "Closing" means the purchase and sale of the Purchased Interests pursuant to this Agreement in accordance with the provisions of Section 8.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, as amended and in effect from time to time.

     "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of any Renaissance Company or any ERISA Affiliate any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

     "Consents" means the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to transfer the Purchased Interests to Buyer and to consummate the other transactions contemplated by this Agreement.

     "Contracts" means all leases, easements, rights-of-way, rights of entry, programming agreements, pole attachment and conduit agreements, customer agreements and other agreements (other than Franchises), written or oral (including any amendments and other modifications thereto), to which any Renaissance Company is a party or which are binding upon any Renaissance Company and (A) which are in effect on the date hereof, or (B) which are entered into by any Renaissance Company between the date hereof and the Closing Date in accordance with the provisions of this Agreement.

     "Copyright Act" means the Copyright Act of 1976, as amended and in effect from time to time.

     "Credit Agreement" means the Credit Agreement dated as of April 9, 1998 among Renaissance Media, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Arranger, CIBC, Inc., as Documentation Agent, and Bankers Trust Company, as Administrative Agent, as the same may be amended and in effect from time to time.

     "Debt Documents" means the Indenture, the Indenture Closing Documents and the Credit Agreement and all documents or instruments delivered in connection therewith or pursuant thereto.

     "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA to which any Renaissance

Company or any ERISA Affiliate of any Renaissance Company contributes or is required to contribute or which any Renaissance Company or any such ERISA Affiliate sponsors or maintains.

     "Employment Agreements" means the Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Fred Schulte, the Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Rodney Cornelius, the Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Mark Halpin, the Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Michael J. Egan, the Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Darlene Fedun and the Employment Agreement dated April 9, 1998 between Renaissance Media LLC and David L. Testa.

     "Encumbrances" means any pledge, claim, mortgage, lien, charge, encumbrance or security interest of any kind or nature whatsoever.

     "Enforceability Exceptions" means the exceptions or limitations to the enforceability of contracts under bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies and by public policies generally.

     "Environmental Claim" means any written claim or notice of any proceeding before a Governmental Authority arising under or pertaining to any Environmental Law or Hazardous Substance.

     "Environmental Law" means any Legal Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), the handling, storage, treatment or disposal of waste, including hazardous waste, and the handling, storage, manufacture, treatment or transportation of hazardous materials, or to the protection of public health and safety, occupational health and safety or worker health and safety or any other environmental matter, including the following laws as amended and as in effect at the relevant time (including, but not limited to, the following statutes, any regulations promulgated pursuant to any of them, any permits, licenses or authorizations issued thereunder, any state or regional analogues thereto and any permits or regulations issued thereunder):
(A) Clean Air Act (42 U.S.C. ss. 7401, et seq.); (B) Clean Water Act (33 U.S.C. ss. 1251, et seq.); (C) Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.); (D) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.); (E) Safe Drinking Water Act (42 U.S.C. 300f, et seq.); (F) the Hazardous Materials Transportation Act; (G) the Federal Insecticide, Fungicide and Rodenticide Act and (H) Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.).


         "Equity Interests" means any and all shares, interests, or other equivalent interests (however designated) in the equity of any Person, including capital stock, partnership interests and membership interests, and including any rights, options or warrants with respect thereto.

     "Equivalent Subscribers" means, with respect to any System, as of any date of determination, the sum of: (A) the number of Basic Subscribers served by such System as of such date; (B) the number of Basic Subscribers represented by the Bulk Subscribers served by such System as of such date, which number shall be calculated for full basic cable service provided by such System by dividing (1) the monthly billings attributable to such System's Bulk Subscribers for full basic cable service provided by such System for the calendar month immediately preceding the date on which such calculation is made, by (2) the full, non-discounted monthly rate charged by such System for full basic cable service (excluding pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges); and (C) the number of equivalent Basic Subscribers represented by the "Student Subscribers" of the Renaissance Companies as of the date of determination, which number will be determined as set forth on Exhibit A. For purposes of the foregoing, monthly billings shall exclude billings for a la carte or optional service tiers and for premium services, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges, and nonrecurring charges or credits which include those relating to installation, connection, relocation and disconnection fees and miscellaneous rental charges for equipment such as remote control devices and converters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as amended and in effect from time to time.

     "ERISA Affiliate" means a trade or business affiliated within the meaning of Sections 414(b), (c) or (m) of the Code.

     "Escrow Agent" means the Escrow Agent named in the Indemnity Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

     "Excluded Assets" means the assets listed on Exhibit B.

     "FCC" means the Federal Communications Commission, or any successor agency thereof.

     "FCC Licenses" means any licenses issued or granted to a Renaissance Company by the FCC, including all amendments thereto and renewals or modifications thereof.

     "FCC Regulations" means the rules, regulations and published policies and decisions of the FCC as they are applicable to the Systems and promulgated by the FCC with respect to the Cable Act, as in effect from time to time.

     "Franchise" means any cable television franchise and related agreements, ordinances, permits, instruments or other authorizations issued or granted to a Renaissance Company by any

Governmental Authority, including all amendments thereto and renewals or modifications thereof.

     "Franchise Area" means any geographic area in which a Renaissance Company is authorized to provide cable television service pursuant to a Franchise or otherwise provides cable television service for which area a Franchise is being negotiated or is not required pursuant to applicable Legal Requirements.

     "Franchising Authorities" means all Governmental Authorities that have issued or granted any Franchises relating to the operation of a System.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

     "Governmental Authority" means any federal, state, or local governmental authority or instrumentality, including any court, tribunal or administrative or regulatory agency, department, bureau, commission or board.

     "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or any pollutant or any release thereof that is labeled or regulated as such by any Governmental Authority pursuant to an Environmental Law, including petroleum or petroleum compounds, radioactive materials, asbestos or any asbestos-containing material, or polychlorinated biphenyls.

     "Headquarters Employees" means the employees of the Renaissance Companies set forth in Schedule 1.2.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the regulations promulgated by the Federal Trade Commission with respect thereto, as amended and in effect from time to time.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued liabilities entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to surety instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) and all obligations under any linefill agreements; (f) all capitalized lease obligations; (g) all net obligations with respect to swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided, however, that "Indebtedness" shall not include any obligations such as letters of credit, surety bonds or performance bonds or similar obligations entered into in the ordinary course of business.

     "Indemnity Agreement" means the Indemnity Agreement to be executed and delivered by Buyer, Charter, Holdings and the Escrow Agent, substantially in the form of Exhibit E hereto, which agreement shall be executed and delivered on the Closing Date.

     "Indenture" means the Indenture dated as of April 9, 1998 among Renaissance Louisiana, Renaissance Tennessee, Renaissance Capital, Group, as guarantor, and United States Trust Company of New York, as Trustee as the same may be amended and in effect from time to time.

     "Indenture Closing Documents" means the Placement Agreement dated April 6, 1998 among Group, Renaissance Louisiana, Renaissance Tennessee, Renaissance Capital and Morgan Stanley & Co. Incorporated and the Registration Rights Agreement dated April 6, 1998 among Group, Renaissance Louisiana, Renaissance Tennessee, Renaissance Capital and Morgan Stanley & Co. Incorporated, as each of the same may be amended and in effect from time to time.

     "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, patents, permits, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (which shall in no event include Franchises, Licenses or Contracts) issued to or owned by any of the Renaissance Companies.

     "Knowledge" means the actual knowledge of the persons listed in Schedule 1.1(a) with respect to Buyer and Charter and the actual knowledge of the persons listed in Schedule 1.1(b) with respect to Holdings and Group.

     "Legal Restrictions" means restrictions arising under the securities laws, the Cable Act, FCC Regulations, the Franchises and the Licenses.

     "Legal Requirements" means applicable common law and any applicable statute, permit, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority (including, without limitation, the FCC), including any applicable order, decree or judgment which may have been handed down, adopted or imposed by any Governmental Authority, all as in effect from time to time.

     "Licenses" means all domestic satellite, business radio and other FCC Licenses, and all other licenses, authorizations and permits issued by any Governmental Authority that are held by a Renaissance Company in the business and operations of the Systems, excluding the Franchises.

     "Loss" means any claims, losses, liabilities, damages, penalties, costs and expenses (excluding any and all consequential, incidental and special damages).

     "Material Adverse Effect" means a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Renaissance Companies, taken as a whole or the Systems, taken as a whole, but without giving effect to any effect resulting from (i) changes in conditions (including economic conditions, Rate Regulatory Matters and other federal or state governmental actions, proposed or enacted legislation or proposed or enacted regulations) that are applicable to the economy or the cable television industry in general on a national, regional or state basis or (ii) any changes in competition affecting the business of the Renaissance Companies.

     "Material Contract" means any Contract that is material to the business, financial condition or results of operations of the Renaissance Companies, taken as a whole, including the Debt Documents, the Material Leases, and any other Contract that requires payments in the aggregate of more than $50,000 per year and has a remaining stated term of longer than twelve (12) months from the date of this Agreement.

     "Material FCC Consent" means any Consent of the FCC that is necessary for the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement with respect to the Licenses identified in Schedule 1.1.

     "Material Lease" means any lease designated as a "Material Lease" in
Schedule 3.9.

     "Organizational Documents" means, with respect any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of any Person other than an individual.

     "Permitted Encumbrances" means each of the following: (A) liens for current taxes and other governmental charges that are not yet due and payable; (B) liens for taxes, assessments, governmental charges or levies, or claims the non-payment of which is being diligently contested in good faith or liens arising out of judgments or awards against the Renaissance Companies with respect to which at the time there shall be a prosecution for appeal or there shall be a proceeding to review or the time limit has not yet run for such an appeal or review with respect to such judgment or award; provided that with respect to the foregoing liens in this clause (B), adequate reserves shall have been set aside on the Renaissance Companies' books, and no foreclosure, distraint, sale or similar proceedings shall have been commenced with respect thereto that remain unstayed for a period of 60 days after their commencement;
(C) liens of carriers, warehousemen, mechanics, laborers, and materialmen and other similar statutory liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, and for which adequate reserves have been set aside on the Renaissance Companies' books; (D) liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or similar laws; (E) statutory landlords' liens; (F) with respect to the Real Property, leases, easements, rights to access, rights-of-way, mineral rights or other similar reservations and restrictions, defects of title, which are either of record or set forth in Schedule 3.19 or in the deeds or leases to such Real Property or which (and, with respect to owned Real Property only, and which) either individually or in the aggregate, do not have any Material Adverse Effect; (G) Encumbrances arising under or in respect of the Senior Debt and the Credit Agreement and the documents and instruments delivered in connection therewith or pursuant thereto; and (H) any other claims or encumbrances that are described in Schedule 3.9 and that relate to liabilities and obligations that are to be discharged in full at the Closing or that will be removed prior to or at Closing.

     "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Authority, or other entity or organization.

     "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the Closing Date.

     "Programming Agreement" means the Program Management Agreement dated as of April 9, 1998 by and between Renaissance Media and Time Warner Cable, a division of Time Warner Entertainment Company, L.P., a Delaware limited partnership, as the same may be amended and in effect from time to time.

     "Purchased Interests" means 100% of the limited liability company interests of Group.

     "Rate Regulatory Matter" shall mean, with respect to any cable television system, any matter or any effect on such system or the business or operations thereof, arising out of or related to the Cable Act, any FCC Regulations heretofore adopted thereunder, or any other present or future Legal Requirement dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise).

     "Real Property" means all of the fee and leasehold estates and, to the extent of the interest, title, and rights of the Renaissance Companies in the following: buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way, and other real property interests that are owned or held by any of the Renaissance Companies and used or held for use in the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

     "Released Parties" means, collectively, Holdings and its Affiliates and their respective officers, directors, shareholders, members, partners, employees and agents.

     "Renaissance Capital" means Renaissance Media Capital Corporation, a Delaware corporation.

     "Renaissance Companies" means, collectively, Group, Renaissance Media, Renaissance Capital, Renaissance Louisiana and Renaissance Tennessee, each of which may be referred to herein individually as a "Renaissance Company."

     "Renaissance's Disclosure Schedules" means the Disclosure Schedules referred to in Sections 3, 4 and 6.1 of this Agreement and attached to this Agreement.

     "Renaissance Louisiana" means Renaissance Media (Louisiana) LLC, a Delaware limited liability company.

     "Renaissance Media" means Renaissance Media LLC, a Delaware limited liability company.

     "Renaissance Tennessee" means Renaissance Media (Tennessee) LLC, a Delaware limited liability company.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

     "Senior Debt" means the outstanding indebtedness of the Renaissance Companies under the Credit Agreement.

     "Senior Debt Amount" means the aggregate principal amount, plus accrued and unpaid interest, outstanding in respect of the Senior Debt pursuant to the Credit Agreement as of the Closing Date.

     "Senior Discount Notes" means the 10% Senior Discount Notes due 2008 in the aggregate principal amount at maturity of $163,175,000 issued by Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital and guaranteed by Group.

     "Senior Discount Notes Accreted Value" means the Accreted Value (as defined in the Indenture) of the Senior Discount Notes as of the Closing Date.

     "Subscriber" means any Person to whom any Renaissance Company provides cable television programming or other service through the Systems into a single household, a multiple dwelling unit, a hotel or motel unit, a commercial business or any other real property improvement.

     "Subsidiary" means, with respect to any Person, any other Person of which the outstanding voting Equity Interests sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, of which 50% or more of the Equity Interests) are owned (beneficially or otherwise) directly or indirectly by such first Person or any Subsidiary thereof.

     "Systems" means the cable television systems owned and operated by any Renaissance Company or any combination of any of them, each of which may be referred to herein individually as a "System."

     "Tangible Personal Property" means all of the equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, converters, spare parts, and other tangible personal property which are owned or leased by any of the Renaissance Companies and used or held for use in the conduct of the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement and other than the Excluded Assets.

     "Tax" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any government or taxing authority, including, without limitation: federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing , including any schedule or attachment thereto, and including any amendment thereof, required to be submitted to any Governmental Authority with respect to any Tax.

     "Transaction Documents" means this Agreement, the Adjustment Escrow Agreement (if applicable), the Indemnity Agreement and the other documents, agreements, certificates and other instruments to be executed, delivered and performed by the parties in connection with the transactions contemplated by this Agreement.

     "Transferable Franchise Area" means any Franchise Area with respect to which (A) any Consent necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or shall have been deemed obtained by operation of law in accordance with the provisions of the Cable Act, or (B) no Consent is necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement.

     "Upset Date" means the one year anniversary date of this Agreement, subject to extension as provided in Section 8.1(a)(3) and 8.1(a)(4).

     1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, and in addition to (i) the definitions set forth in the first paragraph hereof and in Section 1.1, and (ii) certain defined terms that are used solely within the section in which they are defined, the following terms have the meanings set forth in the sections indicated:

     Term                                    Section
     ----                                    -------

     Adjustment Escrow Amount                Section 2.4(b)

     Antitrust Division                      Section 6.5

     Cash Consideration                      Section 2.2

     CCH                                     Section 5.6

     Claimant                                Section 10.6(a)

     Closing Cash Payment                    Section 2.4

     Closing Equivalent Subscribers          Section 2.3(a)

     Closing Net Liabilities                 Section 2.3(b)

     Confidentiality Agreement               Section 6.2(a)

     Current Assets                          Section 2.3(b)(2)

     Current Liabilities                     Section 2.3(b)(3)

     DOL                                     Section 3.13(d)(ix)

     Fee Properties                          Section 3.9

     Final Closing Statement                 Section 2.5(a)

     Financial Statements                    Section 3.5(a)

     FTC                                     Section 6.5

     Indemnity Fund                          Section 10.4

     Indemnifying Party                      Section 10.6(a)

     Inventory                               Section 3.19

     Investment Person                       Section 3.3(a)

     Preliminary Closing Statement           Section 2.4

     Preliminary Dispute Notice              Section 2.4

     Referee                                 Section 2.4(a)

     Tax Partnership                         Section 3.12(f)

     Working Capital                         Section 2.3(b)(1)

     Year 2000 Problem                       Section 3.22



     1.3 Rules of Construction. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section is a reference to a Section of this Agreement, a reference to an Exhibit is a reference to an Exhibit to this Agreement, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Disclosure Schedules and the Exhibits to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 2 SALE AND PURCHASE OF PURCHASED INTERESTS; ASSUMPTION OF LIABILITIES;
`         CASH CONSIDERATION.

     2.1 Agreement to Sell and Buy Purchased Interests. Subject to the terms and conditions set forth in this Agreement, Holdings hereby agrees to sell, transfer, convey and deliver to Buyer at the Closing, and Buyer hereby agrees to purchase at the Closing, the Purchased Interests free and clear of all Encumbrances, subject to the Legal Restrictions.

     2.2 Cash Consideration for Purchased Interests. Buyer shall pay and deliver to Holdings at the Closing, as consideration for the sale of the Purchased Interests, a cash payment equal to Four Hundred Fifty-Nine Million Dollars ($459,000,000), subject to adjustment in accordance with Sections 2.3, 2.4 and
2.5 (the "Cash Consideration"), less the amounts to be deposited by Buyer in escrow under the Adjustment Escrow Agreement pursuant to Section 2.4(b), to the extent applicable, and under the Indemnity Agreement and pursuant to Section 10.4.

     2.3 Cash Consideration Adjustments.

     (a) Closing Equivalent Subscribers. The Cash Consideration shall be decreased by the number, if any, by which the number of Closing Equivalent Subscribers is less than 130,645 multiplied by $3,513. For purposes of this Agreement, "Closing Equivalent Subscribers" means the total number of Equivalent Subscribers for all of the Systems as of the Closing Date.

     (b) Closing Net Liabilities. The Cash Consideration shall be decreased by the amount of the Closing Net Liabilities. For purposes of this Agreement, "Closing Net Liabilities" means:

          (i)  the Senior Discount Notes Accreted Value; plus

          (ii) the Senior Debt Amount; plus

          (iii) the principal amount and any accrued but unpaid interest as of the Adjustment Time in respect of any other indebtedness for borrowed money (not included in the foregoing clauses (b)(i) and (ii) of this Section 2.3), if any, of the Renaissance Companies as of the Closing Date; minus

          (iv) Working Capital if such number is greater than zero; plus

          (v) the absolute value of Working Capital if such number is less than zero.

          (1) Subject to the other provisions of this Section 2.3(b), "Working Capital" means Current Assets as of the Adjustment Time minus Current Liabilities as of the Adjustment Time.

          (2) Subject to the other provisions of this Section 2.3(b), "Current Assets" means the total current assets of the Renaissance Companies as defined for purposes of GAAP, and prepayments in respect of performance bonds and long term rights of way with a maturity in excess of one year, computed for the Renaissance Companies as of the Adjustment Time on a consolidated basis and without duplication in accordance with GAAP.

          (3) Subject to the other provisions of this Section 2.3(b) and Section 3.12(a), "Current Liabilities" means the total current liabilities of the Renaissance Companies as defined for purposes of GAAP, including, without limitation, vacation pay, computed for the Renaissance Companies as of the Adjustment Time on a consolidated basis and without duplication in accordance with GAAP; provided, however, that notwithstanding GAAP, or anything to the contrary in this Agreement, Current Liabilities shall not include and no adjustment to the Cash Consideration shall be made in respect of: (A) any amount payable in respect of or pursuant to the Debt Documents; (B) any prepayment penalty or premium, breakage costs, change of control penalty or premium or other payment arising out of or resulting from the consummation of the transactions contemplated by this Agreement, including the termination of any Contract, under or pursuant to the Debt Documents or any other Contract or other obligation to which any of the Renaissance Companies is a party or by which it may be bound; or (C) any Taxes to be paid by the Buyer pursuant to Section 6.10.

     2.4 Payments at Closing. No later than ten (10) days prior to the date scheduled for the Closing, Holdings shall prepare and deliver to Buyer a written report (the "Preliminary Closing Statement") setting forth Holdings' estimates of Closing Net Liabilities and Closing Equivalent Subscribers, determined in accordance with Section 2.3, and the Cash Consideration, as adjusted pursuant to
Section 2.3 and a list and description of the principal methodologies and the principal accounting policies and practices used in the preparation thereof. The Preliminary Closing Statement shall be prepared by Holdings in good faith and shall be certified by Holdings to be its good faith estimate of the Closing Net Liabilities and Closing Equivalent Subscribers as of the date thereof. Holdings shall make available to Buyer such information as Buyer shall reasonably request relating to the matters set forth in the Preliminary Closing Statement. If Buyer does not agree with the Closing Net Liabilities, Closing Equivalent Subscribers or Cash Consideration set forth in the Preliminary Closing Statement, then on or prior to the third day prior to the date scheduled for the Closing, Buyer may deliver to Holdings a written report (the "Preliminary Dispute Notice") setting forth in reasonable detail Buyer's good faith estimates (supported by substantial evidence) of any amount set forth in the Preliminary Closing Statement with which Buyer disagrees. In the case of any such estimated amount set forth in the Preliminary Dispute Notice, Holdings and Buyer shall endeavor in good faith to agree prior to the Closing on the appropriate amount of such estimates to be used in calculating the Closing Cash Payment (as defined below). If Holdings and Buyer do not agree on any such amounts by the business day prior to the date scheduled for the Closing, Holdings, at its election, may either:

          (a) Elect to postpone the Closing and retain Price Waterhouse Coopers (the "Referee") to make a determination as to the appropriate treatment for purposes of agreeing on estimates to be made at Closing of any amounts under dispute and the Closing shall thereafter take place on the third business day following resolution of such dispute, subject to satisfaction or waiver of all applicable conditions precedent. The Referee shall endeavor to resolve the dispute as promptly as practicable and the Referee's resolution of the dispute shall be final and binding on the parties for purposes of the estimates to be made at Closing; provided, however, that in no event shall such resolution result in (i) amounts less than the amounts therefor (in the case of liabilities) or greater than the amounts therefor (in the case of assets) set forth in the Preliminary Closing Statement or (ii) amounts greater than the amounts therefor (in the case of liabilities) or less than the amounts therefor (in the case of assets) set forth in the Preliminary Dispute Notice. The costs and expenses of the Referee and its services rendered pursuant to this Section 2.4 shall be borne one-half by Buyer and one-half by Holdings; or

          (b) Elect to proceed to Closing and cause Buyer, at the Closing, to deposit an amount in cash equal to the difference (the "Adjustment Escrow Amount") between the Cash Consideration, adjusted pursuant to Section 2.3(a) and (b) that would be calculated using the estimates set forth in the Preliminary Closing Statement (with any changes thereto mutually agreed to by Buyer and Holdings) and the Cash Consideration adjusted pursuant to
     Section 2.3(a) and (b) that would be calculated using the estimates set forth in the Preliminary Dispute Notice (with any changes thereto mutually agreed to by Buyer and Holdings), to the Adjustment Escrow Agent, to be held and disbursed in accordance with the terms of the Adjustment Escrow Agreement and Section 2.5.

     At Closing, Buyer shall pay (x) to the Escrow Agent the sum of the Indemnity Fund to be held by the Escrow Agent in escrow on behalf of Holdings in accordance with the terms of the Indemnity Agreement and Section 10.4, (y) if Holdings has made the election in clause (b) above, to the Adjustment Escrow Agent, the Adjustment Escrow Amount to be held by the Adjustment Escrow Agent in escrow on behalf of the parties in accordance with the terms of the Adjustment Escrow Agreement and Section 2.5 and (z) to Holdings the amount of the Cash Consideration adjusted pursuant to Section 2.3(a) and (b), as determined pursuant to this Section

2.4 (including, without limitation, as determined pursuant to Section 2.4(a) and as mutually agreed by Buyer and Holdings) (such amount, the "Closing Cash Payment"), less the aggregate amount paid to the Escrow Agent under clause (x) and, if applicable, the Adjustment Escrow Agent under clause (y). None of the Adjustment Escrow Amount will be available for any purpose, other than as described in Section 2.5(b), and the Adjustment Escrow Amount shall not be available to satisfy any obligations of Holdings pursuant to Section 10.

     2.5 Post-Closing Payment of Cash Consideration Adjustments.

     (a) Final Closing Statement. Within seventy-five (75) days after the Closing Date, Buyer shall prepare and deliver to Holdings a written report (the "Final Closing Statement") setting forth Buyer's final estimates of Closing Net Liabilities and Closing Equivalent Subscribers to the extent not previously determined pursuant to Section 2.4(a), determined in accordance with Section 2.3 and in accordance with the methodologies and the accounting policies and practices consistent with those used in preparing the Preliminary Closing Statement, and the Cash Consideration, as adjusted pursuant to Section 2.3. The Final Closing Statement shall be prepared by Buyer in good faith and shall be certified by Buyer to be, as of the date prepared, its good faith estimate of the Closing Net Liabilities, Closing Equivalent Subscribers and Cash Consideration, as so adjusted, as applicable. Buyer shall allow Holdings and its agents access at all reasonable times after the Closing Date to copies of the books, records and accounts of the Renaissance Companies and make available to Holdings such information as Holdings reasonably requests to allow Holdings to examine the accuracy of the Final Closing Statement. Within thirty (30) days after the date that the Final Closing Statement is delivered by Buyer to Holdings, Holdings shall complete its examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to any amounts set forth in the Final Closing Statement; provided, however, that if Buyer does not comply with its obligations pursuant to the preceding sentence, such thirty (30) day period shall run from the day after the date on which Buyer complies with such obligations. After submission of the Final Closing Statement, Buyer shall have no right to raise further adjustments in its favor and after submission of Holdings' report of any proposed adjustments, Holdings shall have no right to raise further adjustments in its favor. If Holdings notifies Buyer of its acceptance of the amounts set forth in the Final Closing Statement, or if Holdings fails to deliver its report of any proposed adjustments within the period specified in the second preceding sentence, the amounts set forth in the Final Closing Statement shall be conclusive, final and binding on the parties as of the last day of such period. Buyer and Holdings shall use good faith efforts to resolve any dispute involving the amounts set forth in the Final Closing Statement. If Holdings and Buyer fail to agree on any amount set forth in the Final Closing Statement within fifteen (15) days after Buyer receives Holdings' report pursuant to this Section 2.5, (a) then Holdings shall retain the Referee to make the final determination, under the terms of this Agreement, of any amounts under dispute. The Referee shall endeavor to resolve the dispute as promptly as practicable and the Referee's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction; provided that in no event shall such resolution result in (i) amounts less than the amounts therefor (in the case of liabilities) or more than the amounts therefor (in the case of assets) set forth in Holdings' written report pursuant to this

Section 2.5(a) or (ii) amounts greater than the amounts therefor (in the case of liabilities) or less than the amounts therefor (in the case of assets) set forth in the Final Closing Statement. The costs and expenses of the Referee and its services rendered pursuant to this Section 2.5 shall be borne one-half by Buyer and one-half by Holdings.

     (b) Payment of Cash Consideration Adjustments.

          (1) After the amount of the Cash Consideration is finally determined pursuant to Section 2.5(a), payments shall be made as follows:

               (A) If the amount of the Cash Consideration as finally determined pursuant to Section 2.5(a) exceeds the Closing Cash Payment, then within three business days after the date the amount of Cash Consideration is finally determined pursuant to Section 2.5(a), (i) Buyer will pay to Holdings in cash the amount of such excess by wire or accounts transfer of immediately available funds to an account designated by Holdings by written notice to Buyer and (ii) Buyer and Holdings will direct the Adjustment Escrow Agent to pay to Holdings in cash the Adjustment Escrow Amount, if any.

               (B) If the amount of the Closing Cash Payment exceeds the amount of the Cash Consideration as finally determined pursuant to Section 2.5(a), then within three business days after the date the amount of Cash Consideration is finally determined pursuant to Section 2.5(a),
          (i) Holdings will direct the Adjustment Escrow Agent to pay to Buyer in cash the amount of such excess to the extent of the Adjustment Escrow Amount, if any, and (ii) if such excess is greater than the amount paid to Buyer from the Adjustment Escrow Amount, Holdings will pay to Buyer in cash the amount of such excess to the extent not paid from the Adjustment Escrow Amount, by wire or accounts transfer of immediately available funds to an account designated by Buyer by written notice to Holdings. If any portion of the Adjustment Escrow Amount, if any, remains after payment to Buyer of any amounts pursuant to the preceding sentence, Buyer and Holdings will direct the Adjustment Escrow Agent to promptly pay such amounts to Holdings.

          (2) Any amount which becomes payable pursuant to this Section 2.5 will constitute an adjustment to the Cash Consideration for all purposes.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF GROUP

     Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, and to the disclosures set forth in Renaissance's Disclosure Schedules, as such schedules are referenced herein, Group hereby represents and warrants to Buyer as set forth in this Section 3.

     3.1 Organization and Authority. Each of the Renaissance Companies (other than Renaissance Capital) set forth in Schedule 3.1 is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Renaissance Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Renaissance Companies has the requisite limited liability company or corporate (as the case may be) power and authority to own, lease and operate its properties, to carry on its business in the places where such properties are now owned, leased or operated and in the manner in which such business is now conducted, and to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms.

     3.2 Authorization and Binding Obligation. The execution, delivery and performance by Group of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company or corporate (as the case may be) action on its part. This Agreement and the other Transaction Documents to which each Renaissance Company is a party have been duly executed and delivered by such Renaissance Company (as the case may be, or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of such Renaissance Company (as the case may be) enforceable against such Renaissance Company (as the case may be) in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions.

     3.3 Organization and Ownership of Renaissance Companies.

     (a) Schedule 3.3 sets forth the name of each Renaissance Company, including the jurisdiction of incorporation or formation (as the case may be) of each. Each Renaissance Company is duly qualified, validly existing and in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction listed in Schedule 3.3, which are all jurisdictions in which such qualification is required. Except as disclosed in Schedule 3.3, no Renaissance Company, directly or indirectly, owns, of record or beneficially, any outstanding securities or other interest in any Person (each such Person described in Schedule 3.3, an "Investment Person") or has the right or obligation to acquire, any Equity Interests, outstanding securities or other interest in any Person

     (b) Schedule 3.3 sets forth the authorized, issued and outstanding Equity Interests of each Renaissance Company and the record and beneficial owner of each issued and outstanding Equity Interest of each of them. All of such issued and outstanding Equity Interests of the Renaissance Companies have been validly issued, are fully paid and non-assessable and have not been issued in violation of any federal or state securities laws. Except as set forth in Schedule 3.3, the owner of the Equity Interests of each Renaissance Company owns such Equity Interests free and clear of all Encumbrances, but subject to the Legal Restrictions (except that no representation is made in this Section 3 as to the Purchased Interests held by Holdings). Except as disclosed in Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any Renaissance Company is a party or by which any of them is bound obligating such Renaissance Company to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Interests of such Renaissance Company or obligating such Renaissance Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Renaissance Companies have delivered to Buyer complete and correct copies of the Organizational Documents of each Renaissance Company as in effect on the date hereof.

     3.4 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, or as set forth in Schedule 3.4 or Schedule 3.8 or as would not impair the ability of Group to perform its obligations under the Transaction Documents, the execution, delivery and performance by Holdings and Group of this Agreement and the other Transaction Documents to which they are a party (with or without the giving of notice, the lapse of time, or both): (a) do not require the Consent of, notice to, or filing with any Governmental Authority or any other Person under any Franchise, FCC License or Material Contract; (b) will not conflict with any provision of the Organizational Documents of any Renaissance Company, each as currently in effect; (c) assuming receipt of all Consents listed in Schedule 3.4 or Schedule 3.8, will not conflict with, in any material way, result in a material breach of, or constitute a material default under any Legal Requirement to which any Renaissance Company is bound; (d) assuming receipt of all Consents listed in Schedule 3.4 or Schedule 3.8, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Franchise, FCC License, or Material Contract; and (e) assuming receipt of all Consents, will not result in the creation of any Encumbrance upon the Assets. Notwithstanding the foregoing, Group makes no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of any of the Charter Parties or as a result of any other facts that specifically relate to the business or activities in which any of the Charter Parties is or proposes to be engaged other than the cable television business.

     3.5 Financial Statements.

     (a) Holdings has furnished Buyer with true and complete copies of the audited consolidated financial statements (including the notes thereto) of Group for the year ended December 31, 1998 that are attached hereto as Schedule 3.5 (collectively, the "Financial Statements"), and such Financial Statements are by that reference incorporated into and deemed a part of Renaissance's Disclosure Schedules.

     (b) Except as disclosed in Schedule 3.5, the Financial Statements: (1) have been prepared from the books and records of the Renaissance Companies to which they relate; (2) have been prepared in accordance with GAAP consistently applied since the inception of Group (except as indicated in the notes thereto); and (3) present fairly in all material respects the financial condition of the Renaissance Companies to which they relate as at December 31, 1998, and the results of operations for the period then ended.

     3.6 Absence of Undisclosed Liabilities.

     (a) None of the Renaissance Companies has any indebtedness, liability or obligation of a type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet of the Renaissance Companies included in the Financial Statements, other than indebtedness, liabilities and obligations that were incurred in the ordinary course of business after December 31, 1998, or that would not, in the aggregate, reasonably be expected to be material in accordance with GAAP.

     (b) As of the date hereof, except as provided in or arising pursuant to the loan or credit agreements, notes, bonds, indentures and other agreements and instruments listed in Schedule 3.6, or under certain of the property leases listed in Schedule 3.8, the Renaissance Companies have no Indebtedness.

     3.7 Absence of Certain Changes. Since December 31, 1998, except as disclosed in Schedule 3.7 and except for matters occurring after the date hereof that are permitted by the provisions of this Agreement or consented to by Buyer and Charter no Renaissance Company has:

     (a) made any sale, assignment, lease or other transfer of assets other than in the ordinary course of business;

     (b) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any Indebtedness; or

     (c) made or promised any material increase in the salary or other compensation payable or to become payable to any executive officer or other employee of any enaissance Company other than in the ordinary course of business or as contemplated under any employment or bonus arrangement currently in effect.

     3.8 Franchises, Licenses, Material Contracts. Schedule 3.8 contains a list of the Franchises (including the Franchising Authority which granted each Franchise, the stated expiration date of each Franchise), the System to which the Franchise applies, FCC Licenses and Material Contracts in effect on the date hereof, each pending application for a Franchise and a list of any System or portion thereof owned or operated by the Renaissance Company which does not require a Franchise authorizing the installation, construction, development, ownership or operation of the same; which list is true, correct and complete. The Renaissance Companies possess all Franchises and FCC Licenses necessary to operate their business as currently conducted. Without material exception, the Renaissance Companies possess all other Licenses necessary to operate their business as currently conducted. Holdings has delivered to Buyer true and complete copies of all Franchises, FCC Licenses and Material Contracts as in effect on the date hereof. The Franchises, FCC Licenses and Material Contracts are in full force and effect (subject to expiration at the end of their current term) and are valid, binding and enforceable upon the Renaissance Company that is a party thereto and, to Group's Knowledge, the other parties thereto in accordance with their terms, except to the extent such enforceability may be affected by Enforceability Exceptions. Except as disclosed in Schedule 3.8, the Renaissance Companies are in compliance with the terms of the Franchises, FCC Licenses and Material Contracts, except for such noncompliance which in the aggregate is immaterial to the Renaissance Companies, taken as a whole, or would not prevent the operation of the business of the Renaissance Companies as currently conducted, and, as of the date of this Agreement, none of the Renaissance Companies has received any written notice from a Franchising Authority, a consultant representing a Franchising Authority, any state cable regulatory authority or the FCC to the effect that any of the Renaissance Companies are not currently in compliance with the terms of the Franchise granted by such Franchising Authority or with any FCC License. Except as set forth in Schedule 3.8, a valid request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Franchising Authority with respect to each Franchise that has expired prior to, or will expire within thirty months after, the date of this Agreement.

     3.9 Title to and Condition of Real Property and Tangible Personal Property.
Schedule 3.9 lists the street address for all Real Property owned in fee by any of the Renaissance Companies as of the date of this Agreement (excluding easements, rights-of-way, and similar authorizations) (the "Fee Properties"). A true and correct copy of (i) each deed pursuant to which any of the Renaissance Companies acquired any Fee Property, any survey and title insurance policies issued to such Renaissance Company, (ii) any leases under which any Renaissance Company is the lessor affecting such Fee Property or (iii) any other easements, rights-of-way, covenants, conditions and restrictions, document or agreement affecting title to such Fee Property (and, in the case of this clause (iii), in the possession of the Renaissance Companies) have been delivered or made available to Buyer. Schedule 3.9 lists the street address for the Real Property leased by any of the Renaissance Companies, as lessee, as of the date of this Agreement and sets forth the parties to the applicable lease and any amendments, supplements or modifications thereto. Except as disclosed in Schedule 3.9: (a) the Renaissance Company that owns a fee estate in a Real Property parcel has good and marketable title thereto; (b) the Renaissance Company that owns any material item of Tangible Personal Property has good and valid title thereto;
(c) the Renaissance Company that leases Real Property has a valid leasehold interest therein (subject to expiration of such lease in accordance with its terms), except to the extent that the failure to have any such valid leasehold interests would not impair the operation of the Systems in any material respect; and (d) the Renaissance Company that leases any material item of Tangible Personal Property has a valid leasehold interest therein (subject to expiration of such lease in accordance with its terms), in each case of (a), (b), (c) and
(d) above, free and clear of all Encumbrances, other than Permitted Encumbrances and subject to the Legal Restrictions. Notwithstanding the express language of this Section 3.9 or as may otherwise be provided in this Agreement, no representation or warranty is being made as to title to the internal wiring, house drops and unrecorded dwelling-unit easements, rights of entry or rights-of-way held or used by the Renaissance Companies.

     3.10 Intangibles. Schedule 3.10 contains a true and correct description and list of the Intangibles (exclusive of those required to be listed in Schedule 3.8), that are owned or leased by any of the Renaissance Companies and that are necessary for the conduct of the business or operations of the Systems as currently conducted. Except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems or as disclosed in Schedule 3.10, no Renaissance Company is infringing upon any trademarks, trade names, copyrights or similar intellectual property rights of others.

     3.11 Information Regarding the Systems.

     (a) Subscribers. Schedule 3.11 sets forth the approximate number of Equivalent Subscribers as of the date indicated therein (including the approximate number of Equivalent Subscribers served in each System) and sets forth a true, complete and correct statement of all Subscribers' rates, tariffs and other charges for cable television and other services provided by any Renaissance Company, and a list of all free, discount or other promotional service obligations (other than those obligations which are regularly offered or arise in the ordinary course of the business and operations of the Renaissance Companies) of any Renaissance Company, with respect to the Systems as of the date of this Agreement. The Renaissance Companies' billing records are prepared by CSG Systems, Inc. in accordance with its customary practices.

     (b) Certain Systems Information. Schedule 3.11 sets forth the approximate number of plant miles (aerial and underground) for each System, the approximate bandwidth capability of each System, the channel lineup for each System, and the monthly rates charged for each class of service offered by each headend, the stations and signals carried by each System and the channel position of each such signal and station, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein. Each of the respective channel lineups set forth in Schedule 3.11 is capable of being viewed in its entirety by each Subscriber in the applicable System (subject to ordinary course service interruptions).

     (c) Franchise and FCC Matters. Except as set forth in Schedule 3.11, all reports or other documents, payments or submissions required to be filed by any of the Renaissance Companies with any of the Franchising Authorities or the FCC have been duly filed and were correct in all material respects when filed. Except as set forth in Schedule 3.11, the Renaissance Companies are permitted under all applicable Franchises and FCC Regulations to distribute the television broadcast signals distributed by the Systems and to utilize all carrier frequencies generated by the operations of the Systems, and are licensed to operate in all material respects all the facilities of the Systems required by Legal Requirements to be licensed.

     (d) Request for Signal Carriage. Except for nonduplication and blackout notices received in the ordinary course of business, none of the Renaissance Companies has received any FCC order requiring any System to carry a television broadcast signal or to terminate carriage of a television broadcast signal with which it has not complied, and, except as disclosed in Schedule 3.11, the Renaissance Companies have complied in all material respects with all written and bona fide requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on a System.

     (e) Rate Regulatory Matters. Schedule 3.11 sets forth a list of all Governmental Authorities that are certified to regulate rates of the Systems pursuant to the Cable Act and FCC Regulations as of the date of this Agreement. No pending rate complaints have been filed with the FCC against the Systems according to the FCC's log dated January 1, 1999, which reflects rate complaints filed through December 31, 1998. Except as disclosed in Schedule 3.11, as of the date of this Agreement, none of the Renaissance Companies has received any written notice and, to Group's Knowledge, any notice (other than written notice) from any Governmental Authority that it has any obligation or liability to refund to subscribers of the Systems any portion of the revenue received by such Renaissance Company from subscribers of the Systems (excluding revenue with respect to deposits for converters, encoders, decoders and related equipment and other prepaid items) that has not been resolved. Buyer and Charter acknowledge that, except as expressly warranted in this Section 3.11(e), Group is not making any representation or warranty regarding any Rate Regulatory Matter and Buyer and Charter shall not be entitled to make any claim against Holdings or Group arising out of or relating to any Rate Regulatory Matter, except as provided in
Section 10.2(b).

     (f) Insurance. The Systems and Assets are insured against claims, loss or damage in amounts generally customary in the cable television industry and consistent with the Renaissance Companies' past practices. All such policies are with financially sound insurers and are each outstanding and in full force and effect on the date hereof. As of the date hereof, no insurance carrier has denied any claim for insurance made by any Renaissance Company in respect of any of the Systems and Assets or refused to renew any policy issued in respect of any of the Systems and Assets.

     (g) Right of First Refusal. Except as disclosed in Schedule 3.11, no Person (including any Governmental Authority) has any right to acquire any interest in any of the Systems (including, without limitation, any right of refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise.

     3.12 Taxes.

     (a) The Renaissance Companies have filed or have caused to be filed in a timely manner all required Tax Returns with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed by the Renaissance Companies (except Tax Returns for which the filing date has not expired or has been extended and such extension period has not expired), and all Taxes shown on such Tax Returns (other than sales, use and property Taxes in an aggregate amount not to exceed $50,000) have been properly accrued or paid to the extent such Taxes have become due and payable. Schedule 3.12 lists all jurisdictions where material Tax Returns are required to be filed with respect to the Renaissance

     Companies. Holdings has delivered to Buyer true, correct and complete copies of such Tax Returns (in the form filed). The Financial Statements reflect an adequate reserve in accordance with GAAP (without regard to any amounts reserved for deferred taxes) for all material unpaid Taxes payable by the Renaissance Companies for all Tax periods and portions thereof through the date of such Financial Statements. Unpaid Taxes of the Renaissance Companies (other than (i) any Taxes referred to in Section 6.10(d) and (ii) Taxes attributable to Buyer's actions on the Closing Date that are not in the ordinary course of business) for all Pre-Closing Tax Periods shall be included as Current Liabilities in the computation of Closing Net Liabilities to the extent that such unpaid Taxes are not reflected on the Financial Statements. Except as disclosed in Schedule 3.12, none of the Renaissance Companies has executed any waiver or extension of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. Except as disclosed in Schedule 3.12, none of the federal, state or local income Tax Returns filed by the Renaissance Companies has been audited by any taxing authority. Except as disclosed in Schedule 3.12, (i) neither the Internal Revenue Service nor any other taxing authority has asserted, or to the best Knowledge of Group, threatened to assert any deficiency or claim for additional Taxes (other than sales, use and property Taxes in an aggregate amount not to exceed $50,000) against, or any adjustment of Taxes (other than sales, use and property Taxes in an aggregate amount not to exceed $50,000) relating to, any of the Renaissance Companies and, to the best Knowledge of Group, no basis exists for any such deficiency, claim or adjustment, and (ii) there are no proposed reassessments of any property owned by any of the Renaissance Companies that would affect the Taxes of any of the Renaissance Companies. None of the Renaissance Companies has any liability for the Taxes of any person (other than any Renaissance Company) pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of a consolidated, combined or unitary Tax Return. There are no material Tax liens on any assets of the Renaissance Companies, other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings.

     (b) Except as disclosed in Schedule 3.12, none of the Renaissance Companies was included or is includible in any consolidated, combined or unitary Tax Return with any entity.

     (c) None of the Renaissance Companies has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such Renaissance Company pursuant to
Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement.

     (d) No consent under Section 341(f) of the Code has been filed with respect to any of the Renaissance Companies.

     (e) Each of the Renaissance Companies has had since its inception and will continue to have through the Closing Date the federal tax status (i.e. partnership, C corporation or S corporation) such entity reported on its 1997 federal Tax Returns except as results from any actions taken pursuant to this Agreement.

     (f) Except as disclosed in Schedule 3.12, none of the Renaissance Companies has been at any time a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes (a "Tax Partnership") or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired, except for a Tax Partnership which is a Renaissance Company.

     (g) Except as disclosed in Schedule 3.12, there are no tax sharing agreements or similar arrangements with respect to or involving any of the Renaissance Companies.

     (h) Except as disclosed in Schedule 3.12, none of the Renaissance Companies has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) deferred gain or loss arising out of any deferred intercompany transaction.

     3.13 Employee Plans.

     (a) Employee Plans. Schedule 3.13 contains a list of all Employee Plans and material Compensation Arrangements. The Renaissance Companies have delivered or made available to Buyer (or, in accordance with Section 6.1(b), will deliver or make available to Buyer following execution of this Agreement) true, complete and correct copies of each Employee Plan and each Compensation Arrangement, if any, together with any other material documents relating to such Employee Plan or Compensation Arrangement, including, without limitation, any governmental filings relating to such Employee Plan or Compensation Arrangement. None of the Renaissance Companies or any of their ERISA Affiliates is or has been required to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), nor has any Renaissance Company or any such ERISA Affiliate experienced a complete or partial withdrawal, within the meaning of ERISA Section 4203 or 4205, from such a "multiemployer plan." Except as required under Code Section 4980B or ERISA Sections 601-609, no Employee Plan provides health, life insurance or medical coverage to former employees of the Renaissance Companies.

     (b) Qualified Plans. Except as disclosed in Schedule 3.13, with respect to each Employee Plan, and after taking into consideration the effect of the payments to be made with respect to the Employee Plans: (1) each such Employee Plan that is intended to be tax-qualified is the subject of a favorable determination letter, and no such determination letter has been revoked, and to the best of Group's Knowledge, no revocation has been threatened, no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Employee Plan; (2) no Employee Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code;
(3) no non-exempt prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject the Renaissance Companies to any material liability; (4) there is no termination or partial termination, or requirement to provide security with respect to any Employee Plan; (5) the fair market value of the assets of any Employee Plan would equal or exceed the value of all liabilities and obligations of such Employee Plan if such plan were to terminate on the Closing Date; and (6) the transactions contemplated by this Agreement will not result in liability under ERISA to any Renaissance Companies or Buyer, or any of their respective ERISA Affiliates, or any entitlement to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Plan of any Renaissance Company for any employee of any Renaissance Company.

     (c) Plan Administration. Each Employee Plan and each Compensation Arrangement has been operated and administered in all material respect in accordance with its terms and all applicable laws, including but not limited to ERISA and the Code. To the best Knowledge of Group, there are no investigations by any governmental agency or other claims (except claims for benefits payable in the normal operation of the Plan), suits or proceedings against or involving any Plan or asserting any rights to or claims for benefits under any Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of such investigation, claim, suit or proceeding.

     (d) Welfare Plan Funding. The list of Employee Plans in Schedule 3.13 discloses whether each Plan that is an "employee welfare benefit plan" as defined in section 3(1) of ERISA is (i) unfunded, (ii) funded through a "welfare benefit fund," as such term is defined in section 419(e) of the Code, or other funding mechanism or (iii) insured.

     (e) Each of the Renaissance Companies and their ERISA Affiliates have properly classified individuals providing services to any Renaissance Company or any ERISA Affiliates as employees or nonemployees except to the extent that a misclassification would not be material.

     (f) Labor Unions. As of the date of this Agreement, other than as disclosed in Schedule 3.13, none of the Renaissance Companies is party to or bound by any collective bargaining agreement. As of the date of this Agreement, other than as disclosed in Schedule 3.13, to the Knowledge of Group, (1) none of the employees of the Renaissance Companies is presently a member of any collective bargaining unit related to his or her employment and (2) no collective bargaining unit has filed a petition for representation of any of the employees of the Renaissance Companies.

     3.14 Environmental Laws. Except as disclosed in Schedule 3.14: (a) the Renaissance Companies' operations with respect to the Systems comply in all material respects with all applicable Environmental Laws as in effect on the Closing Date; and (b) none of the Renaissance Companies has used the Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for gasoline and diesel fuel and such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to material liability for remediation. Except as disclosed in Schedule 3.14, as of the date of this Agreement, no Environmental Claim has been filed or issued against the Renaissance Companies. To Group's Knowledge, the Renaissance Companies' operations with respect to the Systems have complied with all applicable Environmental Laws, except such non-compliance that would not reasonably be expected to have a Material Adverse Effect.

     3.15 Claims and Litigation. Except as disclosed in Schedule 3.15, as of the date of this Agreement, there is no claim, legal action, arbitration or other legal, administrative or tax proceeding, order, decree, or judgment or complaint or, to Group's Knowledge, investigation, dispute or controversy reasonably likely to result in litigation against or relating to the Renaissance Companies (or any of their respective Affiliates, directors, officers, employees or agents related to the business or operations of any Renaissance Companies) or the business or operations of any of the Systems (other than FCC and other proceedings generally affecting the cable television industry and not specific to the Renaissance Companies and other than rate complaints or certifications filed by customers or Franchising Authorities), other than routine collection matters or ordinary course matters expected to be covered by insurance policies maintained by the Renaissance Companies, subject to applicable deductibles.

     3.16 Compliance With Laws. Except as disclosed in Schedule 3.16 and except for any such noncompliance as has been remedied, each of the Renaissance Companies, the Systems and the Assets are in compliance in all material respects with all Legal Requirements (including, without limitation, (i) the Code, ERISA, the National Labor Relations Act, the Cable Act, FCC Regulations, and the Copyright Act and (ii) the FCC's Cumulative Leakage Index). Group has delivered to Buyer complete and correct copies of all FCC forms relating to rate regulation filed by the Renaissance Companies with any Governmental Authority with respect to the Systems and copies of all correspondence from or to the Renaissance Companies with any Governmental Authority relating to rate regulation generally and any other Rate Regulatory Matter or specific rates charged to subscribers of the Systems, and any other documentation prepared by the Renaissance Companies supporting an exemption from the rate regulation provisions of the Cable Act claimed by any Renaissance Company with respect to any of the Systems. Group has made available to Buyer, to the extent in the possession of the Renaissance Companies, copies of all FCC forms relating to rate regulation filed with any Governmental Authority with respect to the Systems by parties other than the Renaissance Companies and copies of all correspondence from or to parties other than the Renaissance Companies with any Governmental Authority relating to rate regulation generally and any other Rate Regulatory Matter or specific rates charged to subscribers of the Systems, and any other documentation supporting any exemption from the rate regulation provisions of the Cable Act claimed by the Systems by parties other than the Renaissance Companies. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, and without limiting the provisions of Sections 6.14 and 10.2(b), Group does not make any representation or warranty with respect to compliance with any Legal Requirements dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise) or any other Rate Regulatory Matter.

     3.17 Transactions with Affiliates. Except to the extent disclosed in the Financial Statements and the notes thereto or Schedule 3.17, none of the Renaissance Companies is involved in any business arrangement or business relationship or is a party to any agreement, contract, commitment or transaction with any Affiliate of any of the Renaissance Companies (other than another Renaissance Company), and no Affiliate of any of the Renaissance Companies (other than another Renaissance Company) owns any property or right, tangible or intangible, that is used in the business of the Renaissance Companies (other than in its capacity as a direct or indirect equity or debt holder of the Renaissance Companies).

     3.18 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of any Renaissance Company in connection with this Agreement, any Transaction Document or the transactions contemplated hereby or thereby, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Buyer or Charter, except that Holdings has retained certain brokers and advisors and will pay all fees and expenses of such brokers and advisors in connection with the transactions contemplated hereby.

     3.19 Inventory. Each Renaissance Company has inventory, spare parts and materials relating to the Systems of the type and nature and maintained at a level consistent with past practice (the "Inventory"), and such Inventory will be sufficient to operate their respective businesses in the ordinary course for at least thirty (30) days after the Closing.

     3.20 Overbuilds; Competition. Except as set forth in Schedule 3.20, as of the date of this Agreement, (i) no construction programs have been undertaken by any Governmental Authority or other active cable television, multichannel multipoint distribution system (as defined by the rules and regulations of FCC), or multipoint distribution system provider in any of the Franchise Areas and, to Group's Knowledge, without investigation but upon inquiry of its regional managers and as should reasonably be known to a reasonable cable television operator, no such construction programs are proposed or threatened to be undertaken; (ii) no franchise or other applications or requests of any Person to provide cable television service in the Franchise Areas have been filed more than two (2) weeks prior to the date hereof or, to Group's Knowledge (subject to the same limitation referred to in clause (i) above), have been filed less than two (2) weeks prior to the date hereof or are pending, threatened, or proposed;
(iii) there is no other cable television or other video services provider within any of the Franchise Areas which is providing or, to Group's Knowledge (subject to the same limitation referred to in clause (i) above), has applied for a franchise to provide cable television services or other video services to any of the

Franchise Areas in competition with any of the Renaissance Companies; and (iv) none of the Renaissance Companies has received any written notice that any other provider of cable television services or other existing or prospective video service provider intends to provide such cable television or other video service in competition with any Renaissance Company. Except as set forth in Schedule 3.20, no Renaissance Company is, nor is any Affiliate of any Renaissance Company, a party to any agreement restricting the ability of any third party to operate cable television systems or any other video programming distribution business within any of the Franchise Areas.

     3.21 Disconnections. Schedule 3.21 sets forth (i) the number of Subscribers which each of the Renaissance Companies have disconnected from service during each of the six (6) months prior to the date hereof and (ii) a general description of the Renaissance Companies' policies relating to the connection and disconnection of Subscribers from service.

     3.22 Year 2000. Each Renaissance Company has (i) initiated a review and assessment of all areas within its business that would reasonably be expected to be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Renaissance Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan.

     3.23 Budgets. Schedule 3.23 sets forth true, correct and complete copies of the Renaissance Companies' capital and operating budgets for 1999.

     3.24 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Group (as modified by Renaissance's Disclosure Schedules) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 4: REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, and to the disclosures set forth in Renaissance's Disclosure Schedules, Holdings hereby represents and warrants to Buyer as set forth in this Section 4.

     4.1 Organization; Authorization and Binding Obligation. Holdings is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authorization and Binding Obligation. Holdings has the requisite limited liability company power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms. The execution, delivery, and performance by Holdings of this Agreement and the other Transaction Documents to which Holdings is a party have been duly authorized by all necessary action on the part of Holdings. This Agreement and the other Transaction Documents to which Holdings is a party have been duly executed and delivered by Holdings (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions.

     4.3 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, or as set forth in Schedule 4.3 or as would not impair the ability of Holdings to perform its obligations under this Agreement and the Transaction Documents to which it is a party, the execution, delivery and performance by Holdings of this Agreement and the other Transaction Documents to which it is a party (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of, declaration to, notice to, or filing with any Governmental Authority or any other Person under any material agreement or instrument to which Holdings is bound; (b) will not conflict with any provision of the Organizational Documents of Holdings as currently in effect; (c) assuming receipt of all Consents, will not conflict in any material way with, result in any material breach of, or constitute a default in any material respect under any Legal Requirement to which Holdings is bound; (d) assuming receipt of all Consents, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which Holdings is bound; and (e) assuming receipt of all Consents, will not result in the creation of any Encumbrance, but subject to the Legal Restrictions, upon the Purchased Interests held by Holdings. Notwithstanding the foregoing, Holdings makes no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer, Charter or their Affiliates or as a result of any other facts that specifically relate to the business or activities in which any of Buyer, Charter or their Affiliates is or proposes to be engaged other than the cable television business.

     4.4 Title to Purchased Interests. Holdings holds all legal and beneficial rights to the Purchased Interests, free and clear of all Encumbrances, but subject to the Legal Restrictions.

     4.5 Claims and Litigation. Except as disclosed in Schedule 4.5, as of the date of this Agreement, there is no claim, legal action, arbitration or other legal, administrative or tax proceeding pending or threatened in writing or, to Holdings' Knowledge, threatened (other than in writing), nor is there outstanding any order, decree or judgment against or relating to the Renaissance Companies, the Assets or the business or operations of any of the Systems (other than FCC and other proceedings generally affecting the cable television industry and not specific to the Renaissance Companies and other than rate complaints or certifications filed by customers or Franchising Authorities) that would have an adverse effect on Holdings' ability to perform its obligations under this Agreement.

     4.6 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Holdings in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Buyer or Charter, except that Holdings has retained certain brokers and advisors and will pay all fees and expenses of such brokers and advisors in connection with the transactions contemplated hereby.

     4.7 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Holdings (as modified by Renaissance's Disclosure Schedules) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 5: REPRESENTATIONS AND WARRANTIES OF BUYER AND CHARTER

     Buyer and Charter jointly and severally represent and warrant to Group and Holdings as set forth in this Section 5.

     5.1 Organization. Each of Buyer and Charter is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Charter has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business in the places where such properties are now owned, leased or operated and such business is now conducted and to execute, deliver and perform this Agreement and the other Transaction Documents to which Buyer or Charter (as the case may be) is a party according to their respective terms. Each of Buyer and Charter is duly qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is required.

     5.2 Authorization and Binding Obligation. The execution, delivery and performance by each of Buyer and Charter (as the case may be) of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate, shareholder or other action on the part of Buyer or Charter (as the case may be). This Agreement and the other Transaction Documents to which Buyer or Charter (as the case may be) is a party have been duly executed and delivered by Buyer or Charter (as the case may be) (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of each of Buyer or Charter (as the case may be), enforceable against Buyer or Charter (as the case may be) in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions.

     5.3 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, and the filing by Charter with the SEC of any reports required to be filed in connection with the consummation of the transactions contemplated hereby, the execution, delivery and performance by each of Buyer and Charter of this Agreement and the other Transaction Documents to which Buyer or Charter (as the case may be) is a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any Consent, declaration to, or filing with any Governmental Authority or any other Person that has not been obtained; (b) will not conflict with any provision of the Organizational Documents of Buyer or Charter (as the case may be), as currently in effect; (c) will not conflict with, result in a material breach of, or constitute a default in any material respect under any Legal Requirement to which Buyer or Charter (as the case may be) is bound; and
(d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which Buyer or Charter (as the case may be) is a party or bound. Notwithstanding the foregoing, neither Buyer nor Charter makes any representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of any Renaissance Company or as a result of any other facts that specifically relate to the business or activities in which Holdings or any Renaissance Company is or proposes to be engaged other than the cable television business.

     5.4 Claims and Litigation. As of the date of this Agreement, except as disclosed in Schedule 5.4, there is no pending or written threat of a claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding pending, nor any order, decree or judgment in progress or pending, or, to the Charter Parties' Knowledge, threatened other than in writing, against or relating to any of Buyer or Charter or the assets or business of Buyer or Charter or their respective Subsidiaries (other than FCC and other proceedings generally affecting the cable television industry and not specific to Buyer, Charter or their Subsidiaries and other than rate complaints or certifications filed by customers or franchising authorities), that would have an adverse effect on Buyer's or Charter's ability to perform its obligations under this Agreement.

     5.5 Investment Purpose; Investment Company. Buyer is acquiring the Purchased Interests for investment for its own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act. Each of Buyer and Charter (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Interests and is capable of bearing the economic risks of such investment. Each of Buyer and Charter is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Renaissance Companies as contemplated hereunder. Each of Buyer and Charter has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Each of Buyer and Charter acknowledges that Holdings and Group have given Buyer and Charter complete and open access to the key employees, documents and facilities of the Renaissance Companies. Each of Buyer and Charter will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Purchased Interests and the Systems in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Holdings or Group, except as expressly set forth in this Agreement. Buyer is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

     5.6 Ownership of Buyer. Charter holds of record and owns beneficially more than fifty percent (50%) of all the outstanding Equity Interests of Charter Communications Holdings LLC, a Delaware limited liability company ("CCH"). CCH owns, indirectly through subsidiaries, all of the cable properties of the Charter Companies (as defined in the draft Offering Circular dated February 23, 1999 (09:13) of CCH and Charter Communications Holdings Capital Corporation).

     5.7 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Buyer or Charter in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Holdings or Group.

     5.8 Availability of Funds. Buyer has, as of the date hereof, the ability to obtain, and will have, as of the Closing Date, sufficient cash, lines of credit or other immediately available funds to enable it to consummate the transactions contemplated hereby.

     5.9 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Buyer or Charter on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 6: SPECIAL COVENANTS AND AGREEMENTS

     6.1 Operation of Business Prior to Closing. Except as required by applicable Legal Requirements or as contemplated by this Agreement or Schedule 6.1, and subject to Group's obligation to comply with the terms and conditions hereof and the operation of the Renaissance Companies' business in the ordinary course, and except as consented to by Buyer, between the date hereof and the Closing Date, Group will cause the Renaissance Companies to operate the Systems in the ordinary course of business (subject to, and except as modified by, compliance with the following negative and affirmative covenants) and abide by the following negative and affirmative covenants:

          (a) Negative Covenants. The Renaissance Companies shall not do any of the following between the date hereof and the Closing Date:

               (1) Franchises. Fail to timely file a valid request for renewal in accordance with Section 626(a) of the Cable Act, or fail to use commercially reasonable efforts to renew on substantially the same or on other commercially reasonable terms any Franchise that will expire after the date hereof and prior to the date which is thirty (30) months after the Closing Date in accordance with its terms (it being understood that the Renaissance Companies shall not be required to take any steps necessary to obtain renewals of any Franchise earlier than such steps are required to be taken by applicable FCC Regulations, and obtaining renewals of any Franchise shall not be a condition precedent to Buyer's or Charter's obligations hereunder).

               (2) Contracts. Modify or amend in any material respect, except in the ordinary course of business, any Contract that shall survive the Closing; or enter into any new Contracts that will be binding on the Renaissance Companies following the Closing except: (A) agreements for the provision of services to customers; (B) the renewal or extension of any existing Contract on its existing terms, in all material respects, in the ordinary course of business; (C) with respect to utility pole attachment agreements, Contracts with terms as customarily required by the utility whose poles are utilized; (D) Contracts in connection with capital expenditures made in accordance with Section 6.1(b)(7); or (E) any other contracts or commitments entered into in the ordinary course of business that are terminable on not more than sixty days prior notice without the payment of any penalty or that do not involve post-Closing obligations in excess of Fifty Thousand Dollars ($50,000) in any one case or in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate.

               (3) Disposition of Assets. Sell, assign, lease, swap or otherwise transfer or dispose of any of the Assets, except for Assets consumed or disposed of in the ordinary course of business.

               (4) Encumbrances. Create, assume or permit to exist any Encumbrance upon the Assets, except for Permitted Encumbrances or other Encumbrances disclosed in Schedule 3.9 and subject to the Legal Restrictions.

               (5) Indebtedness. Permit the Renaissance Companies to incur any additional indebtedness for borrowed money, except to the extent (if not repaid at or prior to the Closing) included in the computation of Closing Net Liabilities; provided that any such incurrence shall be in the ordinary course of business and the Renaissance Companies shall give Buyer prior notice of such borrowing;

               (6) Compensation. Increase annually recurring compensation by more than 5%, on average, for the Renaissance Companies' employees retained in connection with the conduct of the business or operation of the Systems, except for customary merit or time-in-grade increases for qualifying employees or otherwise in accordance with the Renaissance Companies' employee policies.

               (7) Waivers. Waive any material right relating to the Systems or the Assets.

               (8) Marketing Plan. Implement any new marketing plans not contemplated in the Renaissance Companies' budget, except as set forth in Schedule 6.1 or as consented to by Buyer, such consent not to be unreasonably withheld.

          (b) Affirmative Covenants. Group shall, and shall cause the Renaissance Companies to, do the following between the date hereof and the Closing Date:

               (1) Access to Information. Subject to Buyer's and Charter's obligations hereunder and under the Confidentiality Agreement with respect to confidentiality, allow Buyer and its authorized representatives reasonable access during normal business hours to the Assets and the physical plant, offices, properties and records of the Renaissance Companies for the purpose of inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the Assets or the Renaissance Companies that Buyer may reasonably request. Any investigation or request for information shall be conducted in such a manner as not to interfere with the business or operations of the Renaissance Companies and the Systems.

               (2) Insurance. Maintain the existing insurance policies on the Systems and the Assets (or comparable replacement policies).

               (3) Books and Records. Maintain the Renaissance Companies' books and records substantially in accordance with past practices.

               (4) Financial Information. Furnish to Buyer (i) within forty-five days after the end of each month and each calendar quarter between the date hereof and the Closing Date, an unaudited consolidated balance sheet and statement of operations for the Renaissance Companies for each such month and each such calendar quarter and (ii) any other information (including, without limitation, management notes) furnished to the Renaissance Companies' senior lenders or filed by the Renaissance Companies with the SEC, which financial information shall be prepared from the Renaissance Companies' books and records maintained in the ordinary course of business substantially in accordance with past practices.

               (5) Compliance with Laws. Comply in all material respects with all Legal Requirements applicable to the Renaissance Companies and the operation of the Systems.

               (6) Keep Organization Intact. Except with respect to any voluntary departure of any of the Renaissance Companies' employees between the date hereof and Closing, use commercially reasonable efforts to preserve intact the Renaissance Companies' business and organization relating to the Systems and preserve for Buyer the goodwill of the Renaissance Companies' suppliers, customers and others having business relations with them.

               (7) Capital Expenditure Program. Continue capital expenditures in the ordinary course of business in a manner substantially consistent with Schedule 6.1.

               (8) Earth Stations. Within seven (7) days of the date hereof, use commercially reasonable efforts to contract for frequency coordination studies in preparation of filing an application to register with the FCC at least one receive-only earth station ("TVRO") at each Systems' headend or other site at which one or more TVROs are located as of the date hereof and which are used to provide programming to such headends, and within seven (7) days of receiving each coordination study, file such registration applications with the FCC.

          (c) Certain Permitted Actions. Notwithstanding anything in this Agreement (including Sections 6.1(a) and (b) above) to the contrary, Buyer and Charter consent and agree as follows:

               (1) Contractual Commitments. The Renaissance Companies may comply with all of their contractual commitments under their existing Contracts and under any Contracts entered into after the date of this Agreement in compliance with Section 6.1(a)(2) or with Buyer's and Charter's consent (in each case, as such Contracts may be in effect from time to time in accordance with Section 6.1(a)(2) or with Buyer's and Charter's consent). The Renaissance Companies may take such actions as are contemplated by the other Sections of this Agreement and otherwise comply with their obligations under the other Sections of this Agreement.

               (2) Excluded Assets. The Renaissance Companies may, prior to Closing, terminate, transfer or assign to Holdings, its designee or any other Person, each of the Excluded Assets on such terms as shall be determined by Holdings, in its sole discretion.

     6.2 Confidentiality; Press Release.

     (a) Buyer, Charter and Holdings are parties to a Confidentiality Agreement dated February 12, 1999 (the "Confidentiality Agreement"). Notwithstanding the execution, delivery and performance of this Agreement, or the termination of this Agreement prior to Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, but shall expire concurrently with the Closing hereunder.

     (b) No party will issue any press release or make any other public announcements concerning this Agreement or the transactions contemplated hereby except with the prior approval (not to be unreasonably withheld) of the other parties, except that if any such disclosure is required by law, no party will make such disclosure without first providing to the other parties an advance copy of any such disclosure and a reasonable opportunity to review and comment.

     6.3 Cooperation; Commercially Reasonable Efforts. Without limiting any of the obligations of the parties hereunder, the parties shall cooperate with each other and their respective counsel, accountants, agents and other representatives in all commercially reasonable respects in connection with any actions required to be taken as part of their respective obligations under this Agreement, and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder as expeditiously as practicable. Charter shall provide to Holdings such information relating to Charter and its Subsidiaries and their businesses and operations as Holdings shall reasonably request.

     6.4 Consents.

     (a) Following the execution hereof, until the Closing Date, Group shall use its best efforts, and shall cause the Renaissance Companies to use their best efforts, and Charter shall use its best efforts, and shall cause Buyer to use its best efforts, to obtain as expeditiously as possible all Consents required to be obtained by the Renaissance Companies, including Consents under the Franchises, FCC Licenses and Contracts of the Renaissance Companies. Group shall, and shall cause the Renaissance Companies to, and Charter shall, and shall cause Buyer to, prepare and file, or cause to be prepared and filed, within fifteen (15) days after the date hereof (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its application), all applications (including FCC Forms 394 or other appropriate forms) required to be filed with the FCC and any Franchising Authority that are necessary for the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement of the Franchises and the FCC Licenses identified in Schedule 3.8. The parties shall also make appropriate requests, as soon as practicable after the date hereof, for any Consents required under any Contract (other than the Debt Documents, which shall be governed by Section 6.7). If, notwithstanding their best efforts, Group and the other Renaissance Companies are unable to obtain any of the Consents, none of the Renaissance Companies nor Holdings shall be liable to Buyer or Charter for any breach of covenant, and, for the avoidance of doubt, after the Closing, Holdings shall not have any obligation with respect to obtaining any Consents or any liability for the failure of such Consents to be obtained. Except as expressly set forth in Section 6.4(b) below, nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Buyer, Charter, Holdings or, prior to consummation of the Closing, any Renaissance Company, or any adjustment to the Cash Consideration to be paid to Holdings.

     (b) (i) Without limiting Section 6.4(b)(i), (ii) or (iii), each of Buyer and Charter agrees that if in connection with the process of obtaining any Consent, a Governmental Authority or other Person purports to require any condition or any change to a Franchise, License or Contract to which such Consent relates that would be applicable to any of Buyer, Charter or any Renaissance Company as a requirement for granting its Consent, which condition or change involves a monetary payment or commitment to such Governmental Authority or other Person, either of Buyer and Charter, on the one hand, or Holdings, on the other hand, may elect, in its sole discretion, to satisfy such monetary payment or commitment, in which case, Buyer and Charter will accept (and agree that Holdings may cause any Renaissance Company to accept) any condition or change in the Franchise, License or Contract to which such Consent relates to the extent provided herein.

          (ii) If, in connection with the process of obtaining any Consent from a Franchising Authority, such Franchising Authority makes a bona fide claim that any amount is owed by the relevant Renaissance Company as a result of a default under, or breach of, the corresponding Franchise, by such Renaissance Company or any predecessor in interest, Holdings shall satisfy all outstanding monetary obligations of such Renaissance Company or predecessor in interest in respect of any such bona fide default or breach.

          (iii) If a Governmental Authority or other Person imposes any commercially reasonable non-monetary obligation in connection with granting its Consent under a Franchise, License or Contract, Buyer and Charter will comply with such obligation after Closing (and agree that Holdings may cause any Renaissance Company to accept) any such commercially reasonable non-monetary obligation.

     (c) Buyer shall promptly furnish to any Governmental Authority or other Person from whom a Consent is requested such accurate and complete information regarding Buyer, Charter and their Subsidiaries, including financial information concerning Buyer and Charter and other information relating to the cable and other media operations of Buyer and Charter, as a Governmental Authority or other Person may reasonably require in connection with obtaining any Consent, and Buyer shall promptly furnish to Group a copy of any such information provided to a Governmental Authority or other Person, and any other information concerning Buyer and Charter as Group may reasonably request in connection with obtaining any Consent. To the extent Group is required to supply such information as to Buyer, Charter and their Subsidiaries to Persons from whom Consents are sought, Group may supply such information and shall have no obligation to Buyer or Charter with respect to the disclosure or use of such information by such Persons.

     (d) It is understood and agreed that nothing herein shall prevent Buyer or Charter (or their employees, agents, representatives and any other Person acting on behalf of Buyer or Charter) from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests initiated by, Governmental Authorities or other Persons from which a Consent is sought, and Buyer shall use commercially reasonable efforts to apprise Holdings of all such requests.

     6.5 HSR Act Filing. As soon as practicable after the execution of this Agreement, but in any event no later than fifteen (15) days after such execution (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its notification and report) if not filed by the expiration of such fifteen (15) day period, the parties will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act; and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters.

     6.6 Charter's Actions.

     (a) No party hereto, nor any of their respective Affiliates, will take any action that is inconsistent with its obligations under this Agreement or which does, or would reasonably be expected to, hinder or delay the consummation of the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, at all times between the date hereof and the Closing Date, each of Buyer and Charter will take all necessary or advisable actions to ensure, and each of Buyer and Charter will ensure, that Buyer is able to deliver the Cash Consideration at Closing.

     (b) At all times between the date hereof and the Closing Date, (i) Charter shall continue to hold of record and own beneficially more than fifty percent (50%) of all the outstanding Equity Interests of CCH, and (ii) Buyer shall be a wholly-owned (direct or indirect) subsidiary of CCH.

     6.7 Renaissance Debt Obligations.

     (a) Buyer and Charter acknowledge and agree that all obligations of the Renaissance Companies with respect to the Senior Discount Notes and the Senior Debt (including all principal, accrued and unpaid interest and all other amounts), shall remain obligations of the Renaissance Companies through and after Closing, and each of Buyer and Charter will cooperate with the Renaissance Companies with respect to any information relating to Buyer and Charter that shall be reasonably requested by any of the holders of the Senior Debt.

     (b) After the Closing, Buyer and Charter agree to cause the Renaissance Companies to commence an Offer to Purchase (as defined in the Indenture) in accordance with the terms and conditions of the Indenture and to discharge all of their obligations under the Indenture in accordance with its terms, and Buyer and Charter agree that Holdings shall not have any liability or obligation in respect thereof, including, without limitation, any change of control penalty or premium or other payment arising out of or resulting from the consummation of the transactions contemplated by this Agreement under or pursuant to the Indenture or the Senior Discount Notes.

     (c) Simultaneously with the Closing and without limiting any other obligations of Buyer and Charter, Buyer and Charter shall satisfy and discharge all obligations of the Renaissance Companies in respect of the Senior Debt and the Credit Agreement (including all principal, accrued and unpaid interest and all other amounts, including any prepayment penalty or premium or any breakage costs) that become due and payable concurrently with, or as a result, of the consummation of the Closing.

     6.8 Retention and Access to the Renaissance Companies' Records. Except as provided in Section 6.10(c)(1), Holdings shall, for a period of five years from the Closing Date, have access to, and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Buyer and Charter, all of the books and records relating to the Renaissance Companies, Assets and Systems that were transferred to Buyer pursuant to this Agreement. Buyer shall retain and preserve all such books and records for such five year period. Subsequent to such five year period, Buyer shall only destroy such books and records if there is no ongoing litigation, governmental audit or other proceeding, and subsequent to thirty days' notice to Holdings of its right to remove and retain such books and records or to copy such books and records prior to their destruction.

     6.9 Employee Matters.

     (a) At Closing, Group shall cause the appropriate Renaissance Companies to terminate the employment of the Headquarters Employees and the Employment Agreements, in each case, without liability in respect thereof to any Renaissance Company, including, without limitation, pursuant to the Employment Agreements.

     (b) Except as any employment agreement between any Renaissance Company and any employee may otherwise require, all employees of the Renaissance Companies who continue in employment following the Closing shall be employed on such terms and conditions as are substantially similar in the aggregate to the terms and conditions of employment of Buyer's and Charter's employees. Each such employee shall receive credit for all purposes other than benefit accrual purposes under any retirement plan or program under any Employee Plan or Compensation Arrangement of the Buyer for past service with any Renaissance Company and, to the extent credited under any Employee Plan or Compensation Arrangement of any Renaissance Company, for past service with any predecessor employer.

     (c) Buyer shall offer group health plan coverage to all of the employees of the Renaissance Companies and to the spouse and dependents of such employees who become employed by the Buyer or any ERISA Affiliate of the Buyer as of the Closing on terms and conditions generally applicable to all of Buyer's similarly situated employees. For purposes of providing such coverage, Buyer shall waive all preexisting condition limitations for all such employees covered by the health care plan of any Renaissance Company as of the Closing and shall provide such health care coverage effective as of the Closing without the application of any eligibility period for coverage. In addition, Buyer shall credit all employee payments toward deductible, out-of-pocket and co-payment obligation limits under the Renaissance Companies' health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Buyer's health care plans during the plan year which includes the Closing Date, with respect to employees of the Renaissance Companies and the spouse and any dependents of such employees who become employed by Buyer as of the Closing Date.

     (d) Buyer shall assume full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" and any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by any of the Renaissance Companies who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing. "Continuation coverage," "covered employee," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA. For purposes of this Section, each employee of any Renaissance Company who experiences a loss of healthcare coverage as the result of the transactions contemplated by this Agreement together with his or her spouse and dependents, if any, shall be deemed eligible for continuation coverage as provided herein.

     (e) Holdings shall cause Renaissance Media to file or cause to be filed an application for a determination letter from the Internal Revenue Service with respect to the Renaissance Media LLC 401(k) Plan on or before the close of the remedial amendment period applicable in the case of disqualifying provisions under a new plan as described in 26 C.F.R. ss. 1.401(b)-1.

     6.10 Tax Matters.

     (a) Tax Periods Ending on or Before the Closing Date. Holdings shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Renaissance Companies (i) that are due on or before the Closing Date, or
(ii) that relate to taxable periods ending on or prior to the Closing Date but are required to be filed after the Closing Date. Such Tax Returns shall be prepared in accordance with each Renaissance Company's past custom and practice, and, except as otherwise provided in this Agreement, allocations of items of income and gain and loss and deduction shall be made using the closing-of-the-books method. In the case of any Renaissance Company that is a limited liability company, such Tax Returns shall be prepared in accordance with the Organizational Documents of such Renaissance Company as in effect immediately prior to the Closing Date. In preparing each Renaissance Company's Tax Returns, Holdings shall consult with Buyer in good faith and shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review and consent (which consent shall not be unreasonably withheld) at least twenty days prior to filing; provided, however, if Buyer has not provided comments on such Tax Returns to Holdings within such twenty-day period, then such consent shall be deemed to be given and, if Buyer's comments or refusal to provide such consent results in any penalties imposed upon Holdings or any Renaissance Company for failing to file a timely Tax Return, then Buyer shall be liable for and shall pay, such penalties; provided further, however, if any such penalties for failure to file a timely Tax Return could be avoided by filing an extension to file such Tax Return with the applicable Governmental Authority, Holdings shall, or shall cause the appropriate Renaissance Company to, timely file such extension. After the Closing, Buyer shall not prepare or cause to be prepared or file or cause to be filed any Tax Return for the Renaissance Companies for any period ending on or prior to the Closing Date.

     (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Renaissance Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Such Tax Returns shall be prepared in accordance with each Renaissance Company's past custom and practice but, except as otherwise provided in this Agreement, allocations of items of income and gain and loss and deduction shall be made using the closing-of-the-books method. In preparing such Tax Returns, Buyer shall consult with Holdings in good faith and shall provide Holdings with drafts of such Tax Returns (together with the relevant back-up information) for review at least ten days prior to filing.

     (c) Cooperation on Tax Matters.

          (1) Buyer and Holdings shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.10 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Holdings agree (A) to retain all books and records with respect to Tax matters pertinent to the Renaissance Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Holdings, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Holdings, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

          (2) Buyer and Holdings further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

     (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions consummated pursuant to this Agreement shall be paid one-half by Buyer and one-half by Holdings when due. Buyer and Holdings will cooperate in all reasonable respects to prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. Buyer shall be liable for any Taxes attributable to any election made by Buyer or any Affiliate of Buyer with respect to any of the Renaissance Companies under Section 338 of the Code or any comparable provision of state or local law.

     (e) Buyer covenants that it will not, and it will not cause or permit any Renaissance Company or any Affiliate of Buyer, (i) to take any action on or after the Closing Date, including but not limited to the distribution of any dividend or the effectuation of any redemption, that could give rise to any tax liability of any holder of membership interests in Holdings or (ii) to make or change any tax election, amend any Tax Return or take any tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased tax liability of any holder of membership interests in Holdings in respect of any Pre-Closing Tax Period.

     (f) Except to the extent taken into account in Closing Net Liabilities, Buyer shall promptly pay or cause to be paid to Holdings all refunds of taxes and interest thereon received by Buyer, any Affiliate of Buyer, or any Renaissance Company attributable to taxes paid by Holdings or any Renaissance Company with respect to any Pre-Closing Tax Period.

     (g) From and after the date of this Agreement, Holdings and each Renaissance Company shall not without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) make, or cause or permit to be made, any Tax election that would adversely affect any of the Renaissance Companies or Buyer.

     6.11 Renaissance Name. The parties agree that Holdings and its Affiliates (other than the Renaissance Companies) shall retain the right to use the names "Renaissance" and "Renaissance Media" and any and all derivations thereof, including the Renaissance Companies' internet domain and the internet addresses, "renmedia.com" and "R-Media.com"; provided that Buyer shall be entitled to have the Renaissance Companies use such name, but not such internet domain and internet addresses, for a period of one (1) year after the Closing. From and after the expiration of such period, Holdings and its Affiliates (other than the Renaissance Companies) shall retain the sole and exclusive right to use the name "Renaissance" and any and all derivations thereof, including the Renaissance Companies' internet domain and the internet addresses "renmedia.com" and "R-Media.com" and Buyer agrees to have such name removed from all trucks, signs and the other Assets used in the operation of the Systems.

     6.12 No Recourse; Release of Claims. Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims against Holdings or Group as and to the extent expressly provided for in Section 9.4 and
Section 10 of this Agreement (and other than any claim for fraud), neither Buyer nor Charter will have any claim or recourse against any of the Released Parties as a result of the breach of any representation, warranty, covenant or agreement of Holdings or Group contained herein or otherwise arising in connection with the transactions contemplated by or the Transaction Documents or the business or operations of the Renaissance Companies prior to the Closing. Effective as of the Closing, each of Buyer and Charter and each of their respective Subsidiaries hereby releases and forever discharges each of the Released Parties from all actions, causes of action, suits, debts and claims (other than claims for fraud) arising out of facts or circumstances prior to the Closing, whether at law or in equity or otherwise, which Buyer or Charter ever had or now or hereafter may have for, upon or by reason of any matter, cause or thing whatsoever related to the Renaissance Companies, whether, contingent, accrued or otherwise arising out of facts or circumstances prior to the Closing; provided that the foregoing shall not limit Buyer's indemnification rights provided for in Section 10.

     6.13 Exculpation and Indemnification. After the Closing, Buyer, Charter and the Renaissance Companies will be bound by and will assume the same obligations to satisfy (and Buyer and Charter will cause the Renaissance Companies to continue to satisfy) the rights of exculpation, indemnification and advancement of expenses to which the present and former members, stockholders, directors, representatives, officers, employees and agents of the Renaissance Companies and any of their respective Affiliates are entitled with respect to any matter existing or occurring prior to the Closing and/or with respect to this Agreement and the Transaction Documents, under each such Renaissance Company's Organizational Documents, by contract or agreement or by resolution of the Board of Representatives or Board of Directors (as the case may be) of such Renaissance Company, in accordance with the terms and conditions of any such exculpation and indemnification provisions as in effect on the date of this Agreement. Without limiting the foregoing, Charter and Buyer agree to maintain in place for a period of not less than six years from the Closing, for the benefit of the parties mentioned in the foregoing sentence, directors' and officers' insurance, on substantially the same terms and to the same extent as presently in effect for the Renaissance Companies.

     6.14 Rate Regulatory Matters. The parties acknowledge and agree that notwithstanding anything in this Agreement or any other Transaction Document to the contrary (including any representation or warranty made by Group in Sections 3.11(e), 3.15 or 3.16), any matter relating to, in connection with or resulting or arising from any Rate Regulatory Matter, or any actions taken prior to or after the date hereof by any Renaissance Company to comply with or in a good faith attempt to comply with any Rate Regulatory Matter (including any rate reduction, refund, penalty or similar action having the effect of reducing the rates previously or subsequently paid by subscribers, whether instituted or implemented by or imposed on any Renaissance Company and changes to rate practices instituted or implemented by or imposed on any Renaissance Company), shall not: (a) cause or constitute, directly or indirectly, a breach by Group or Holdings of any of its representations, warranties, covenants or agreements contained in this Agreement or any other Transaction Document (and such representations, warranties, covenants, and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Rate Regulatory Matters and to permit any action by any Renaissance Company to comply with or attempt in good faith to comply with such Rate Regulatory Matters); (b) otherwise cause or constitute, directly or indirectly, a default or breach by any Renaissance Company or Holdings under this Agreement or any other Transaction Document; (c) result in the failure of any condition precedent to the obligations of Buyer under this Agreement or any other Transaction Document; (d) otherwise excuse Buyer's or Charter's performance of their obligations under this Agreement or any other Transaction Document; or (e) give rise to any claim for (i) any adjustment to the Cash Consideration or other compensation or (ii) indemnification, except as provided in Section 10.2(b).

     6.15 Guaranty by Charter. Subject to the provisions of this Section 6.15, Charter hereby fully, unconditionally and irrevocably guarantees to Holdings the due and punctual payment of the Cash Consideration and any other monetary obligations of Buyer and the due and punctual performance of all other obligations of Buyer to Holdings, all in accordance with the terms of this Agreement. Charter hereby acknowledges that, with respect to all of Buyer's obligations, including those to pay money, including, without limitation, the Cash Consideration, this guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Buyer. Charter hereby waives diligence, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Buyer, any right to require a proceeding first against Buyer, the benefit of discussion, protest or notice and all demands whatsoever, and covenants that this guaranty will not be discharged as to any obligation except by satisfaction of such obligation in full. Until Holdings has been paid in full any amounts due and owing to it under this Agreement, Charter hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Buyer that arise from the existence, payment, performance or enforcement of its obligations under this guaranty and this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Holdings against Buyer or any collateral which Holdings hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Buyer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To the fullest extent permitted by applicable law, the obligations of Charter hereunder shall not be affected by
(a) the failure of the applicable obligee to assert any claim or demand or to enforce any right or remedy against Charter pursuant to the provisions of this Agreement or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement or the invalidity or unenforceability (in whole or in part) of this Agreement, unless consented to in writing by Charter, Holdings and Group and (c) any change in the existence (corporate or otherwise) of Buyer, Charter or Holdings or any insolvency, bankruptcy, reorganization or similar proceeding affecting any of them or their assets. If any amount shall be paid to Charter in violation of the fourth sentence of this Section 6.15, and the obligations of Buyer under this Agreement shall not have been discharged in full, such amount shall be deemed to have been paid to Charter for the benefit of, and held in trust for the benefit of, Holdings, and shall forthwith be paid to Holdings. Charter acknowledges that it will receive direct and indirect benefits from the consummation of the transactions contemplated by this Agreement and that the waivers set forth in this Section 6.15 are knowingly made in contemplation of such benefits. Nothing contained in this Section 6.15 is intended to or shall impair, as among Charter and Holdings, the obligations of Charter, which are absolute and unconditional, upon failure by Buyer, to perform its obligations under this Agreement, including, without limitation, its obligation to pay to Holdings the Cash Consideration and any other monetary obligations of Buyer when payable in accordance with the terms of this Agreement, or is intended to or shall affect the relative rights of Holdings and creditors of Charter, nor shall anything herein prevent Holdings from exercising all remedies otherwise permitted by applicable law.

     6.16 Disclosure Schedules. The parties acknowledge and agree that (i) Renaissance's Disclosure Schedules and Charter's Disclosure Schedules may include certain items and information solely for informational purposes for the convenience of the parties hereto and (ii) the disclosure of any matter in Charter's Disclosure Schedules or Renaissance's Disclosure Schedules shall not be deemed to constitute an acknowledgment by Holdings or Group, in the case of Renaissance's Disclosure Schedules, or Buyer or Charter, in the case of Charter's Disclosure Schedules, that the matter is material.

SECTION 7: CONDITIONS TO OBLIGATIONS OF BUYER AND CHARTER

     7.1 Conditions to Obligations of the Buyer and Charter. All obligations of Buyer and Charter at the Closing hereunder are subject to the fulfillment (or waiver at the option of Buyer or Charter) prior to or at the Closing of each of the following conditions:

          (a) Representations and Warranties of Group. As to the representations and warranties of Group set forth in Section 3 and of Holdings set forth in
     Section 4, (1) those representations and warranties set forth in Section 3 and Section 4 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date (without regard to the materiality or material adverse effect qualifiers set forth therein), and (2) all other representations and warranties of Group set forth in Section 3 and Section 4 respectively, shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time (without regard to the materiality or material adverse effect qualifiers set forth therein); provided that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect.

          (b) Covenants. Group and Holdings shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

          (c) Consents. The Material FCC Consents shall have been obtained. The aggregate number of Equivalent Subscribers as of any applicable date, in those Franchise Areas that are Transferable Franchise Areas shall be at least ninety-five percent (95%) of the aggregate number of Equivalent Subscribers in all Franchise Areas as of such applicable date.

          (d) Hart-Scott-Rodino. The requisite waiting period under the HSR Act shall have expired or been terminated, without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.

          (e) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing, provided that Buyer and Charter shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

          (f) Deliveries. Group and Holdings shall have made or stand willing to make all the deliveries to Buyer and Charter described in Section 8.2.

          (g) Compliance with FIRPTA. Holdings shall have provided the Buyer with a statement, in a form reasonably satisfactory to the Buyer, pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that Holdings is not a foreign person.

          (h) Material Adverse Effect. From and after the date of this Agreement until the Closing Date, no event shall have occurred which has had a Material Adverse Effect.

          (i) Holdings Franchise Notice. Holdings shall have delivered to Buyer a notice that the condition set forth in the second sentence of Section 7.1(c) has been satisfied at least two (2) business days prior to the date scheduled for Closing.

     7.2 Conditions to Obligations of Holdings.

     All obligations of Holdings at the Closing hereunder are subject to the fulfillment (or waiver at the option of Holdings) prior to or at the Closing of each of the following conditions:

          (a) Representations and Warranties. As to the representations and warranties of Buyer and Charter set forth in Section 5, (1) those representations and warranties set forth in Section 5 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all material respects as of such date, and (2) all other representations and warranties shall be true and correct in all material respects at and as of the Closing as though made at and as of that time.

          (b) Covenants. Buyer and Charter shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

          (c) Hart-Scott-Rodino. The requisite waiting period under the HSR Act shall have expired or been terminated, without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.

          (d) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing, provided that Group and Holdings shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

          (e) Deliveries. Buyer and Charter shall have made or stand willing to make all the deliveries described in Section 8.3.

SECTION 8: CLOSING AND CLOSING DELIVERIES

     8.1 Closing.

          (a) Closing Date.

               (1) Subject to satisfaction or, to the extent permitted by law, waiver, of the closing conditions described in Section 7, and subject to Section 8.1(a)(2), 8.1(a)(3) and 8.1(a)(4), the Closing shall take place on the date specified by Holdings by notice to Buyer, which specified date shall be no earlier than two business days and no later than five business days after satisfaction or waiver of the conditions set forth in Sections 7.1(c) and (d) and Sections 7.2(c), or on such earlier or later date as Holdings and Buyer shall mutually agree; provided, however, subject to Section 8.1(a)(3) and 8.1(a)(4), the Closing shall not take place beyond the Upset Date.

               (2) If on the date on which the Closing would otherwise be required to take place pursuant to Section 8.1(a)(1) (A) there shall be in effect any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent or make unlawful the Closing, or (B) any other circumstance beyond the reasonable control of the Renaissance Companies, Holdings, Buyer or Charter (which shall in no event include any matters relating to financing of the transactions contemplated hereby) shall exist that would prevent the Closing or the satisfaction of any of the conditions precedent to any party set forth in Section 7, then either Holdings or Buyer may, at its option, postpone the date on which the Closing is required to take place until such date, to be set by the party that elects to postpone the date for Closing pursuant to this subsection
          (2) on at least five business days' written notice to the other party, as soon as practicable after such judgment, decree, order or other prohibition ceases to be in effect, or such other circumstance ceases to exist; provided, however, that any postponement of the date on which the Closing is required to take place to a date beyond the Upset Date shall require the consent of both Holdings and Buyer.

               (3) Notwithstanding anything in this Agreement to the contrary, if on the date scheduled for Closing, the Closing has not occurred because any notice period required by Section 8.1(a)(1) or (2) has not lapsed, the Upset Date shall be extended until one business day after the lapse of such period.

               (4) If the date on which the Closing would otherwise be required to take place pursuant to Section 8.1(a)(1), 8.1(a)(2) or 8.1(a)(3) the Referee shall not have completed its determination pursuant to Section 2.4(a) of any of the amount disputed by Holdings and Buyer, then Holdings may, at its option, postpone the date on which the Closing is required to take place until the third (3rd) business day after the date the Referee makes its final determination pursuant to Section 2.4(a); provided, however, that if such postponement results in the Closing taking place on a date after the Upset Date, the Upset Date shall be extended until one business day after the date of the Closing as postponed pursuant to this Section 8.1(a)(4).

          (b) Closing Place. The Closing shall be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York, 10022 or any other place or time as Group and Buyer shall mutually agree.

         8.2 Deliveries by Holdings. Holdings shall deliver or cause to be delivered to Buyer the following:

          (a) Purchased Interests. An assignment agreement providing for the assignment of the Purchased Interests by Holdings to Buyer, in a form reasonably satisfactory to Buyer.

          (b) Officer's Certificate of Group. A certificate executed by Group, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.1(a) and (b) have been satisfied as to Group, except as disclosed in said certificate.

          (c) Officer's Certificate of Holdings. A certificate executed by Holdings, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.1(a) and (b) have been satisfied as to Holdings, except as disclosed in such certificate.

          (d) Secretaries' Certificate. A certificate executed by each of Holdings and Group, dated as of the Closing Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by the members of Holdings and Group, as the case may be, authorizing and approving the execution by such party of this Agreement and the other Transaction Documents to which such party is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (2) providing, as attachments thereto, Certificates of Good Standing for each of the Renaissance Companies certified by an appropriate state official of the State of their organization, all certified by such state officials as of a date not more than fifteen days before the Closing Date.

          (e) Consents. Copies of Consents which have been obtained by Holdings or any of the Renaissance Companies prior to the Closing.


          (f) Opinion of Counsel. Opinions of counsel to Holdings and Group, dated as of the Closing Date, substantially in the forms of Exhibit C and Exhibit G hereto.

          (g) Indemnity Agreement. The Indemnity Agreement, duly executed by Holdings and the Escrow Agent.

          (h) Adjustment Escrow Agreement. The Adjustment Escrow Agreement, duly executed by Holdings and the Adjustment Escrow Agent if required pursuant to Section 2.4(b).

          (i) Employment Agreement Releases. Releases, in form and substance reasonably acceptable to Buyer, executed by each Person who is a party to the Employment Agreements (other than the Renaissance Companies), releasing any claims such Persons may have against any of the Renaissance Companies pursuant to the Employment Agreements.

          (j) Securities Releases. If, as of the Closing Date, there are outstanding any options, warrants or other similar claims or securities in respect of the Equity Interests of the Renaissance Companies (collectively, "Options"), other than Options held by any Renaissance Company, releases, in form and substance reasonably acceptable to Buyer, executed by each holder of such Options, releasing and terminating such Options and all rights of such holder thereunder.

         8.3 Deliveries by Buyer and Charter. Prior to or at the Closing, Buyer and Charter shall deliver to Holdings the following:

          (a) Purchase Consideration.

               (1) As provided in Section 2.4, the Closing Cash Payment to Holdings, by wire or accounts transfer of immediately available funds to one or more accounts designated by Holdings by written notice to Buyer not less than two days prior to the Closing.

               (2) As provided in Sections 2.4 and 10.4, the Indemnity Fund to the Escrow Agreement, by wire or accounts transfer of immediately available funds to the account specified in the Indemnity Agreement.

               (3) As and to the extent provided by Section 2.4(b), the Purchase Price Escrow Amount to the Adjustment Escrow Agent, by wire or accounts transfer of immediately available funds to the account specified in the Adjustment Escrow Agreement.

          (b) Officers' Certificate. A certificate executed by each of Buyer and Charter, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.2(a) and (b) have been satisfied, except as disclosed in said certificate.

          (c) Secretaries' Certificate. A certificate executed by each of Buyer and Charter, dated as of the Closing Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by the Board of Directors and shareholders of Buyer and Charter (as the case may be), authorizing and approving the execution by Buyer and Charter of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (2) providing, as attachments thereto, a Certificate of Good Standing for Buyer and Charter (as the case may be) certified by an appropriate state official of the State of Delaware, certified by such state official as of a date not more than fifteen days before the Closing Date.


          (d) Opinion of Counsel. An opinion of counsel to Buyer and Charter, dated as of the Closing Date, substantially in the form of Exhibit D hereto.

          (e) Indemnity Agreement. The Indemnity Agreement, duly executed by Buyer, Charter and the Escrow Agent.

          (f) Adjustment Escrow Agreement. The Adjustment Escrow Agreement, duly executed by Buyer, Charter and the Adjustment Escrow Agent if required pursuant to Section 2.4(b).

SECTION 9: TERMINATION

     9.1 Agreement between Holdings and Buyer. This Agreement may be terminated at any time prior to the Closing and the purchase and sale of the Purchased Interests abandoned, by written agreement between Holdings and Buyer.

     9.2 Termination by Holdings. This Agreement may be terminated at any time prior to the Closing by Holdings and the purchase and sale of the Purchased Interests abandoned, upon written notice to Buyer, upon the occurrence of any of the following:

          (a) Conditions. If on any date determined for the Closing in accordance with Section 8.1 if each condition set forth in Section 7.1 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date and either (i) a condition set forth in Section 7.2 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Holdings on such date or (ii) Buyer or Charter has nonetheless refused to consummate the Closing. Notwithstanding the foregoing, Holdings may not rely on the failure of any condition set forth in Section 7.2 to be satisfied if such failure was principally caused by Holding's or any Renaissance Company's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

          (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date as extended as provided in Section 8.1(a)(3) or Section 8.1(a)(4), unless the failure of the Closing to occur was principally caused by Holding's or any Renaissance Company's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

     9.3 Termination by Buyer. This Agreement may be terminated at any time prior to the Closing by Buyer and the purchase and sale of the Purchased Interests abandoned, upon written notice to Holdings, upon the occurrence of any of the following:

          (a) Conditions. If on any date determined for the Closing in accordance with Section 8.1 if each condition set forth in Section 7.2 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Holdings on such date and either (i) a condition set forth in Section 7.1 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date or (ii) Holdings has nonetheless refused to consummate the Closing. Notwithstanding the foregoing, Buyer may not rely on the failure of any condition set forth in Section 7.1 to be satisfied if such failure was principally caused by Buyer's or Charter's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

          (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date as extended as provided in Section 8.1(a)(3) or Section 8.1(a)(4), unless the failure of the Closing to occur was principally caused by any Buyer's or Charter's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

     9.4 Effect of Termination. If this Agreement is terminated as provided in this Section 9, then this Agreement will forthwith become null and void and there will be no liability on the part of any party to any other party or any other Person in respect thereof, provided that:

          (a) Surviving Obligations. The obligations of the parties described in Sections 6.2, 9.4 and 11.1 (and all other provisions of this Agreement relating to expenses) will survive any such termination.

          (b) Withdrawal of Applications. All filings, applications and other submissions relating to the consummation of the transaction contemplated hereby shall, to the extent practicable, be withdrawn from the Governmental Authority or other Person to whom made.

          (c) Willful Breach by Buyer or Charter. No such termination will relieve Buyer or Charter from liability for a willful breach by Buyer or Charter of this Agreement (which shall in all events include, without limitation, a failure to pay the Cash Consideration and discharge the Senior Debt and the Credit Agreement), and in such event Holdings and Group shall have all rights and remedies available at law and equity, including the remedy of specific performance.

          (d) Willful Breach by Holdings or Group. No such termination will relieve Holdings or Group from liability for a willful breach of this Agreement, and in such event Buyer and Charter shall have all rights and remedies available at law or equity, including the remedy of specific performance.

     9.5 Attorneys' Fees. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

SECTION 10: SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN
            REMEDIES

     10.1 Survival. All representations, warranties and covenants of Holdings and Group set forth herein will survive the Closing (i) until the expiration of the applicable statute of limitations in the case of the representation and warranty contained in Section 4.4 and (ii) until the nine (9) month anniversary of the Closing Date in all other cases. All representations and warranties of Buyer and Charter and all covenants of Buyer and Charter to be performed and discharged in full prior to the Closing, in each case, set forth herein, will survive the Closing until the nine (9) month anniversary of the Closing Date. All covenants of Buyer and Charter to be performed in whole or in part after the Closing will survive the Closing until performed and discharged in full. Notwithstanding anything to the contrary contained herein, all claims made in respect of such representations, warranties and covenants will be subject to any applicable limitations set forth in this Section 10.

     10.2 Indemnification by Holdings. After the Closing, but subject to Sections 10.4 and 10.5, Holdings agrees to indemnify and hold Buyer and Charter and either of their Affiliates and their respective officers, directors, representatives, shareholders, members, partners, agents and employees harmless against and with respect to, and shall reimburse Buyer and Charter and either of their Affiliates for:

          (a) any and all Losses resulting from any untrue representation or breach of warranty by Holdings or Group or the nonfulfillment of any covenant to be performed by Holdings or Group contained in this Agreement or in any other document or instrument delivered pursuant hereto by Holdings or Group; provided, however, that each representation and warranty (whether made as of the date of this Agreement or made on and as of the Closing Date) contained in this Agreement for which indemnification is sought hereunder shall be read (including for purposes of determining whether a breach of such representation or warranty has occurred) without regard to, and as if such representation or warranty did not contain, materiality or material adverse effect qualifications that may be contained therein; and

          (b) any rate refund liability imposed on any of the Renaissance Companies for any period arising prior to the Adjustment Time pursuant to the existing provisions of the Cable Act or any FCC Regulations heretofore adopted thereunder (but only to the extent of the out-of-pocket costs payable in respect thereof and it being understood that any claim for indemnification in respect of such liability may be made only pursuant to this Section 10.2(b) and not under any other provision of this Section 10.2).

     10.3 Indemnification by Buyer and Charter. After the Closing, but subject to Section 10.5, Buyer and Charter jointly and severally agree to indemnify and hold Holdings and its Affiliates and their respective officers, directors, representatives, shareholders, members, partners, agents and employees harmless against and with respect to, and shall reimburse Holdings for any and all Losses resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer or Charter contained in this Agreement or any other document or instrument delivered pursuant hereto by Buyer or Charter.

     10.4 Indemnity Agreement. At the Closing, Buyer, Charter, Holdings and the Escrow Agent shall execute the Indemnity Agreement, in accordance with which, at the Closing, pursuant to Section 2.4, Buyer will deposit with the Escrow Agent [Confidential Information Omitted and filed separately with the Securities and Exchange Commission] on behalf of Holdings in order to provide a fund for, and the exclusive source for, the payment of any indemnification to which Buyer or Charter is entitled under this Section 10 (such escrow, the "Indemnity Fund"), except that the Indemnity Fund shall not be the exclusive source for the payment of any indemnification claims made in respect of a breach of the representation and warranty contained in Section 4.4. The Indemnity Fund will be administered in accordance with the provisions of this
Section 10 and the Indemnity Agreement.

     10.5 Certain Limitations on Indemnification Obligations. Notwithstanding anything in this Agreement to the contrary:

          (a) (i) Holdings will not be required to indemnify and will not otherwise be liable to Buyer or Charter for any matter described in Section
     10.2 unless and until the aggregate amount of all Losses of Buyer and Charter in the aggregate arising therefrom for which Holdings would have indemnification liability to Buyer and Charter but for this Section 10.5(a)
     (i) exceeds, and then only to the extent of the excess above, Seven Hundred Fifty Thousand Dollars ($750,000.00).

               (ii) Buyer and Charter will not be required to indemnify and will not otherwise be liable to Holdings for a breach of their representations and warranties set forth herein unless and until the aggregate amount of all Losses of Holdings in the aggregate arising therefrom for which Buyer or Charter would have indemnification liability to Holdings but for this Section 10.5(a)(ii) exceeds, and then only to the extent of the excess above, Seven Hundred Fifty Thousand Dollars ($750,000.00); provided, however, that it is understood and agreed that this Section 10.5(a)(ii) shall not apply to any amount payable to Holdings in respect of the nonfulfillment of any covenant to be performed by Buyer or Charter contained in this Agreement or any other document or instrument delivered pursuant hereto by Buyer or Charter.

               (iii) Buyer and Charter will not be required to indemnify, and will not otherwise be liable to, Holdings for a breach of their representations and warranties for any amount in excess of [Confidential Information Omitted and filed separately with the Securities and Exchange Commission] in the aggregate; provided, however, that it is understood and agreed this
          Section 10.5(a)(iii) shall not apply to any amount payable to Holdings in respect of the breach of any covenant to be performed by Buyer or Charter contained in this Agreement or any other document or instrument delivered pursuant hereto.

          (b) (i) Holdings will not be required to indemnify and will not otherwise be liable to Buyer or Charter with respect to any Losses arising under Section 10.2 unless Buyer or Charter (as the case may be) gives Holdings written notice of a claim pursuant to Section 10.6(a), (i) in respect of any breach of the representation and warranty contained in
     Section 4.4, prior to the expiration of the applicable statute of limitations (without any extension or waiver) in respect of such claim, and
     (ii) in respect of any other claim, on or prior to the date that is nine
     (9) months after the Closing Date. Notwithstanding the foregoing, all amounts held pursuant to the Indemnity Agreement in excess of amounts previously notified by Buyer or Charter to Holdings as subject to a then outstanding bona fide claim by Buyer or Charter shall be released to Holdings on the first business day following the nine (9) month anniversary of the Closing Date in accordance with the Indemnity Agreement. Thereafter, any amounts remaining under the Indemnity Agreement shall be released from escrow and paid over to Holdings in accordance with the Indemnity Agreement.

               (ii) Buyer and Charter will not be required to indemnify and will not otherwise be liable to Holdings with respect to any Losses arising under Section 10.3 with respect to any breach of the representations and warranties of Buyer and Charter set forth herein unless Holdings gives Buyer or Charter (as the case may be) written notice of such a claim pursuant to Section 10.6(a) on or prior to the date that is nine
          (9) months after the Closing Date.

          (c) All payments required to be made by Holdings in respect of its indemnification obligations under this Section 10 shall be made solely from the Indemnity Fund (except in respect of any breach of the representation and warranty contained in Section 4.4) and the sole and exclusive remedy available to Buyer and Charter for any breach by Holdings or Group of its representations, warranties, covenants, obligations or agreements hereunder or under any of the documents or instruments delivered pursuant hereto by Group or Holdings shall be a claim for indemnification pursuant to the terms of this Section 10.

          (d) (i) Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims pursuant to Section 10, other than claims against the Indemnity Fund as provided for in this Agreement, and subject to the limitations set forth herein, after the Closing and except in respect of any claim for a breach of the representation and warranty contained in Section 4.4, none of Holdings, its Affiliates or any of their respective officers, directors, shareholders, members, partners, employees or agents shall have any obligation or liability to Buyer or Charter under this Section 10 or otherwise, and neither Buyer nor Charter will have any claim or recourse against Holdings, its Affiliates or any of their respective officers, directors, shareholders, members, partners, employees or agents as a result of the breach of any representation, warranty, covenant or agreement of Holdings or Group contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the Transaction Documents or the business or operations of the Renaissance Companies prior to the Closing (except in respect of any claim for a breach of the representation and warranty contained in Section 4.4) and the provisions of this Section 10 shall be the sole and exclusive remedy for any such claim by Buyer or Charter for any such matters (except in respect of any claim for a breach of the representation and warranty contained in Section 4.4), whether such claims are framed in contract, tort or otherwise.

               (ii) Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims pursuant to this Section 10, and subject to the limitations set forth herein, after the Closing, none of Buyer, Charter, their Affiliates or any of their respective officers, directors, shareholders, members, partners, employees or agents shall have any obligation or liability to Holdings and, other than claims pursuant to this Section 10, Holdings will not have any claim or recourse against Buyer, Charter, their Affiliates or any of their respective officers, directors, shareholders, members, partners, employees or agents, in each case, as a result of the breach of any representation, warranty, covenant or agreement of Buyer or Charter contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the Transaction Documents and the provisions of Section 10 shall be the sole and exclusive remedy for any such claim by Holdings for any such matters, whether such claims are framed in contract, tort or otherwise. Notwithstanding anything to the contrary contained herein, nothing in this Section 10.5(d)(ii) shall restrict, limit or affect any covenant, agreement, liability or obligation of Buyer or Charter pursuant to the terms and conditions of this Agreement, including, without limitation, pursuant to Section 6.15 and this Section 10, and any liability Buyer or Charter may have as the result of any untrue representation, breach of warranty or default or nonperformance of any covenant, agreement, liability or obligation pursuant to this Agreement or otherwise.

          (e) The parties hereto agree to use commercially reasonable efforts to collect any and all insurance proceeds and other amounts recoverable from third parties to which it may be entitled in respect of any Loss prior to seeking indemnity as Claimant from the Indemnifying Party.

          (f) Holdings will not be liable with respect to any Loss to the extent that the amount of such Loss was included in the computation of Closing Net Liabilities in accordance with Section 2.

          (g) Notwithstanding anything in this Agreement to the contrary, Holdings shall not have any liability or obligation (for indemnification or otherwise) arising as a result of the occurrence of the Closing without certain Consents or any Buyer's or Charter's waiver of any closing condition, nor shall any adjustment be made to the Cash Consideration in respect of the foregoing.

          (h) Notwithstanding anything to the contrary contained herein, Holdings shall not be required to indemnify or otherwise be liable to Buyer or Charter, pursuant to this Section 10 or otherwise, in respect of any breach of the representation and warranty contained in Section

     4.4 in an aggregate amount in excess of the Cash Consideration (as decreased by the amount of Closing Net Liabilities), as finally determined pursuant to Section 2.5, received by Holdings.

     10.6 Procedure for Indemnification. The procedure for indemnification shall be as follows:

          (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim and the amount thereof (if known and quantifiable); provided, however, that the failure to give such notice shall not impair the Claimant's rights hereunder unless the Indemnifying Party is materially prejudiced thereby.

          (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof and the terms of, and procedures set forth in, the Indemnity Agreement. If the Claimant and the Indemnifying Party do not agree within thirty (30) days following receipt of notice of the claim from the Claimant (or any mutually agreed upon extension thereof), the Claimant may seek an appropriate remedy.

          (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party; provided that notwithstanding the foregoing, if such claim is from a Franchising Authority or other Governmental Authority and Charter or Buyer are seeking indemnification against Holdings in respect of such claim, Charter and Buyer may retain control of the defense of such claim, but Holdings shall have the right, at its own expense, to participate in the defense of such claim, and Buyer and Charter shall cooperate with Holdings in defending such claim and keep Holdings informed of all material strategies and developments therein. Neither Charter nor Buyer may settle any such claim by a Franchising Authority or other Governmental Authority for which Holdings would be liable without the consent of Holdings, which shall not be unseasonably withheld. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to participate in or assume control of the defense of any third-party claim, the Claimant will not enter into any settlement of such claim which could result in indemnification liability without the Indemnifying Party's prior written consent (which shall not be unreasonably withheld). Any such settlement will be binding upon Buyer and Charter or Holdings, as the case may be, for purposes of determining whether any indemnification payment is required pursuant to this Section 10.

     10.7 Treatment of Indemnification Payments. Buyer, Charter and Holdings will treat all payments made pursuant to this Section 10 (including all payments made to Buyer or Charter out of the Indemnity Fund but excluding the release of any Indemnity Fund to Holdings) as an adjustment to the Cash Consideration for all purposes.

SECTION 11: MISCELLANEOUS

     11.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives.

     11.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing, may be sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, shall be deemed to have been given on the date of actual receipt, which may be conclusively evidenced by the date set forth in the records of any commercial delivery service or on the return receipt, and shall be addressed to the recipient at the address specified below, or with respect to any party, to any other address that such party may from time to time designate in a writing delivered in accordance with this Section 11.2:

If to Buyer:                    Charter Communications, Inc.
                                12444 Powerscourt Drive, Suite 100
                                St. Louis, Missouri  63131
                                Attention:  Jerald L. Kent, President & C.E.O.
                                (with a copy to Curtis S. Shaw, General Counsel)
                                Telephone:  314-965-0555
                                Telecopier:  314-965-8793

with copies (which shall not
  constitute notice) to:        Paul, Hastings, Janofsky & Walker LLP
                                399 Park Avenue
                                New York, New York 10022
                                Attention:   Daniel G. Bergstein, Esq.
                                Telephone:  (212) 318-6000
                                Telecopier: (202) 319-4090

If to Group or Holdings: (prior
  to the Closing) or
  Holdings (after the
  Closing):                     Renaissance Media Group LLC
                                            or
                                Renaissance Media Holdings LLC
                                1 Cablevision Center, Suite 100
                                Ferndale, New York 12734
                                Attention:  Fred Schulte, C.E.O.
                                Telephone:  914-295-2600
                                Telecopier: 914-295-2601

with copies (which shall not
constitute notice) to:          Morgan Stanley Dean Witter Capital Partners
                                1221 Avenue of the Americas
                                New York, New York 10036
                                Attention: Michael Janson
                                Telephone: 212-762-6925
                                Telecopier: 212-762-7951

                                Dow, Lohnes & Albertson, PLLC
                                1200 New Hampshire Avenue, N.W., Suite 800
                                Washington, D.C. 20036
                                Attention: John T. Byrnes, Esq.
                                Telephone: 202-776-2528
                                Telecopier: 202-776-2222

                                and

                                Davis Polk & Wardwell
                                450 Lexington Avenue
                                New York, New York 10017
                                Attention: Carole Schiffman, Esq.
                                Telephone: 212-450-4000
                                Telecopier: 212-450-4800

     11.3 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto (and, in the case of Sections 6.12 and 6.13, the parties specified therein) and their respective successors and permitted assigns; provided that (a) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Holdings or Group without the prior written consent of Buyer and Charter (which consent shall not be unreasonably withheld or delayed), and (b) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Buyer or Charter without the prior written consent of (i) Holdings or Group, prior to the Closing, or (ii) Holdings, after the Closing (which consent shall not be unreasonably withheld or delayed), except that Buyer may assign this Agreement, and its rights, interests and obligations hereunder to an Affiliate of Buyer as long as such assignment does not hinder or delay the consummation of the transactions contemplated hereby and by the other Transaction Documents. Consent shall be deemed to be reasonably withheld if the consenting party reasonably determines that the assignment would be reasonably likely to hinder or delay the Closing or adversely affect the payment of the Cash Consideration at the Closing. This Agreement is not intended to confer upon any Person other than the parties hereto (and, in the case of Section 6.12 and 6.13, the parties specified therein) any rights or remedies hereunder.

     11.4 Further Assurances. After the Closing the parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of any other party, at the expense of the requesting party.

     11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

     11.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     11.7 SUBMISSION TO JURISDICTION; VENUE. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     11.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction. Notwithstanding the

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foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled and consummated to the maximum extent possible.

     11.9 Entire Agreement. This Agreement, the Disclosure Schedules and the Exhibits hereto, the other Transaction Documents to be delivered by the parties pursuant to this Agreement and the Confidentiality Agreement collectively represent the entire understanding and agreement between Buyer, Charter, Group and Holdings with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations between the parties. Buyer and Charter acknowledge that none of Holdings or Group has made any, or makes any, promises, representations, warranties, covenants or undertakings, express or implied, other than those expressly set forth in this Agreement, the other Transaction Documents and the Confidentiality Agreement.

     11.10 Amendments; Waiver of Compliance; Consents. This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver (a) will be binding upon Holdings or Group prior to the Closing only if such amendment or waiver is set forth in a writing executed by Holdings or Group, (b) will be binding upon Holdings after the Closing only if such amendment or waiver is set forth in a writing executed by Holdings and (c) will be binding upon Buyer or Charter only if such amendment or waiver is set forth in a writing executed by Buyer and Charter.

     11.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     11.12 Specific Performance. The parties recognize that in the event either of Holdings or Group should refuse to perform at the Closing any of its obligations under the provisions of this Agreement, monetary damages alone will not be adequate. The Charter Parties shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of any of the obligations of the Renaissance Parties under the provisions of this Agreement to be performed at Closing. In the event of any action to enforce this Agreement specifically pursuant to this Section 11.12, Holdings or Group, as applicable, hereby waives the defense that there is an adequate remedy at law.



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                                     - 62 -



     IN WITNESS WHEREOF, this Agreement has been executed by each of Buyer, Charter, Holdings and Group as of the date first written above.

CHARTER:                                     BUYER:

CHARTER COMMUNICATIONS, INC.                 CHARTER COMMUNICATIONS, LLC



By: /s/ Curtis S. Shaw                       By: /s/ Curtis S. Shaw
    -----------------------------                ------------------------------
    Curtis S. Shaw                               Curtis S. Shaw
    Senior Vice-President                        Senior Vice President


GROUP:                                       HOLDINGS:

RENAISSANCE MEDIA GROUP LLC                  RENAISSANCE MEDIA HOLDINGS LLC




By: /s/ Fred H. Schulte                      By: /s/ Fred H. Schulte
    -----------------------------                -----------------------------
    Fred H. Schulte                              Fred H. Schulte
    CEO                                          CEO